AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 2004


                                                     REGISTRATION NO. 333-115158
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 3


                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  -------------

                           LIMELIGHT MEDIA GROUP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  NEVADA                                     2833                                 88-0441338
       (State or Other Jurisdiction              (Primary Standard Industrial                  (I.R.S. Employer
    of Incorporation or Organization)            Classification Code Number)                  Identification No.)

                                                                                                 DAVID V. LOTT
          8000 CENTERVIEW PARKWAY                                                            8000 CENTERVIEW PARKWAY
                SUITE 115                                                                          SUITE 115
            MEMPHIS, TN 38018                                                                   MEMPHIS, TN 38018
    (Address and telephone number                                                        (Name, address, and telephone
     of principal executive offices)                                                     number of agent for service)

                                                          Copies to:

         Clayton E. Parker, Esq.                                                           Ronald S. Haligman, Esq.
        Kirkpatrick & Lockhart LLP                                                        Kirkpatrick & Lockhart LLP
       201 South Biscayne Boulevard                                                      201 South Biscayne Boulevard
                Suite 2000                                                                        Suite 2000
           Miami, Florida 33131                                                              Miami, Florida 33131
        Telephone: (305) 539-3300                                                          Telephone: (305) 539-3300
        Telecopier: (305) 358-7095                                                        Telecopier: (305) 358-7095


      Approximate date of commencement of proposed sale of the securities to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier of the effective registration statement for the offering. |_|

      If this is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

       Preliminary Prospectus Subject to completion, dated August 13, 2004


                                   PROSPECTUS

                           LIMELIGHT MEDIA GROUP INC.
                        58,211,160 SHARES OF COMMON STOCK

      This prospectus relates to the sale of up to 58,211,160 shares of Limelight Media Group, Inc.'s common stock by certain persons who are, or will become, stockholders of Limelight Media. The selling stockholders consist of:

      o Cornell Capital Partners, which intends to sell up to an aggregate amount of 45,604,662 shares of common stock, which includes 16,729,664 shares of common stock pursuant to a Standby Equity Distribution Agreement, 26,041,665 shares of common stock underlying a Secured Convertible Debenture and 2,833,333 shares of common stock underlying a Compensation Debenture issued as a commitment fee pursuant to the Standby Equity Distribution Agreement. We have paid Cornell Capital Partners a one-time commitment fee in the form of a $340,000 Compensation Debenture that is convertible into shares of our common stock at a price equal to 100% of the lowest closing bid price of the common stock for the three trading days immediately preceeding the conversion date. In addition, Cornell Capital Partners is entitled to retain 5% of the proceeds raised by Limelight Media for each advance received by Limelight Media under the Standby Equity Distribution Agreement.
      o Newbridge Securities Corporation, an unaffiliated registered broker-dealer retained by Limelight Media in connection with the Standby Equity Distribution Agreement, which intends to sell 52,632 shares of common stock issued as a placement agent fee.

      o Other selling shareholders, who intend to sell up to 12,553,866 shares of our common stock that were previously issued.

      Please refer to "Selling Stockholders" beginning on page 12.

      Limelight Media is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Limelight Media will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement. All costs associated with this registration will be borne by Limelight Media.

      The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of our common stock. On June 16, 2004, the last reported sale price of our common stock was $0.12 per share.

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partners will pay Limelight Media 97% of the lowest volume weighted average price of the common stock during the 5 consecutive trading-day period immediately following the notice date. The 3% discount on the purchase of the common stock to be received by Cornell Capital Partners and the commitment fee are underwriting discounts. In addition, Cornell Capital Partners is entitled to retain 5% of the proceeds raised by Limelight Media under the Standby Equity Distribution Agreement. In addition, Limelight Media has agreed to pay Cornell Capital Partners a one-time commitment fee in the form of a $340,000 Compensation Debenture that is convertible into shares of our common stock at a price equal to 100% of the lowest closing bid price of the common stock for the three trading days immediately preceding the conversion date.

      Limelight Media engaged Newbridge Securities Corporation, an unaffiliated registered broker-deal, to advise us in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation was paid a fee of $10,000 by the issuance of 52,632 shares of Limelight Media's common stock.

      Limelight Media's common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.


      Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "LMMG.OB."


      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 4.

      With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

      THE SECURITIES AND EXCHANGE  COMMISSION  AND STATE  SECURITIES  REGULATORS
HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is August ___, 2004.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................1
THE OFFERING..................................................................3
SUMMARY CONSOLIDATED FINANCIAL INFORMATION....................................4
RISK FACTORS..................................................................6
FORWARD-LOOKING STATEMENTS...................................................13
SELLING STOCKHOLDERS.........................................................14
USE OF PROCEEDS..............................................................17
DILUTION ....................................................................18
STANDBY EQUITY DISTRIBUTION AGREEMENT........................................19
PLAN OF DISTRIBUTION.........................................................21
MANAGEMENT'S DISCUSSION AND ANALYSIS.........................................23
DESCRIPTION OF BUSINESS......................................................28
MANAGEMENT...................................................................33
FISCAL YEAR END OPTIONS/SAR VALUES...........................................35
DESCRIPTION OF PROPERTY......................................................37
LEGAL PROCEEDINGS............................................................37
PRINCIPAL STOCKHOLDERS.......................................................38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................39
DESCRIPTION OF SECURITIES....................................................45
EXPERTS .....................................................................48
LEGAL MATTERS................................................................48
HOW TO GET MORE INFORMATION..................................................48
PART II  ..................................................................II-1
FINANCIAL STATEMENTS........................................................F-1

--------------------------------------------------------------------------------

      Our audited financial statements for the fiscal year ended December 31, 2003, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

      Limelight Media is a Tennessee-based, publicly traded company (LMMG.OB) that has developed a proprietary digital out-of-home media network. The network is centrally managed and is applicable over the growing digital signage industry in any location where a message needs real time display. The current core focus for Limelight Media is the theater industry.

      Limelight Media has developed a system to distribute digitally advertisements, marketing messages and entertainment video content via broadband connection for viewing in movie theater lobbies, on theater screens and in retail locations. The Content Management System, developed by Limelight Media, facilitates digital video content to be transmitted in digital files, replacing the soon-to-be antiquated utilization of photographic slides, VCR tape and DVDs. The primary focus of deployment for Limelight Media's technology has been within movie theaters. Limelight Media has two types of clients, the "location partner," and the advertiser who wishes to reach the patrons that visit the location partner's venues. A location partner can be a theater owner, retail storeowner or whoever is charged with the marketing and management of a physical facility.

      Limelight Media provides a turn-key solution for businesses desiring digital signage systems for information display. Limelight Media contacts high traffic businesses such a movie theaters, malls, restaurants and retail stores to determine if a digitally managed captive audience networks is desired. Limelight Media installs all necessary servers and displays for its customers. The system is connected via broadband internet to Limelight Media's video and content management servers. Limelight Media provides this equipment at no cost to the location partner. Limelight Media generally provides the programming and markets the network space to potential advertisers. The location partner receives a portion of the revenue generated from advertising sales on a negotiated basis.

      Limelight Media has current or pending installations of its technology in theater locations across the country. Installations are currently operational in 4 theater locations. Limelight Media has 35 pending theater location installations. Further, Limelight Media has executed co-marketing agreements that augment its own sales and marketing team and that enables the Company to simultaneously penetrate additional theaters.

      Limelight Media plans to generate revenues for the installation of its location partner and by selling and marketing the advertisement that is displayed on its network. The advertising is presented on multiple screens installed by the Company at the location. The displays are typically located above the concession stands or register checkout lanes, which we consider to be the ideal locations to attract the attention of patrons who are entering and leaving the location.

      Limelight Media's common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor.


      We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement to be available under the Standby Equity Distribution Agreement, at a recent price of $0.18 per share, we would issue 68,728,522 shares of common stock to Cornell Capital Partners to receive a maximum amount of gross proceeds equal to $1,947,333. These shares would represent approximately 21% of our outstanding common stock upon issuance. We are registering 16,729,664 shares of common stock to be resold by Cornell Capital Partners pursuant to Standby Equity Distribution Agreement.


      The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

           ASSUMED           NO. OF SHARES TO BE     DILUTION PER SHARE TO
       OFFERING PRICE             ISSUED (1)             NEW INVESTORS
       --------------             ----------             -------------
          $0.1746                68,728,522                $0.0906
          $0.1164               103,092,784                $0.0511
          $0.0873               137,457,045                $0.0338
          $0.0582               206,185,567                $0.0190
          $0.0291               412,371,134                $0.0073

----------------

(1)   Limelight Media is registering 16,729,664 shares of common stock.

      We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. It may be necessary for our shareholders to approve an increase in our authorized common stock for us to register additional shares of common stock in order to have sufficient authorized shares available to make acquisitions using our common stock. As we issue shares of common stock pursuant to the Standby Equity Distribution Agreement, we may not have sufficient shares of our common stock available to successfully attract and consummate future acquisitions.



      The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. At a recent stock price of $0.18, we would have to issue 68,728,522 shares of common stock to draw down the entire $12 million available to us under the Standby Equity Distribution Agreement. We are only registering 16,729,664 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement, which at a recent stock price of $0.18 per share, we would be able to receive a maximum amount of gross proceeds under the Standby Equity Distribution Agreement equal to $2,920,999. These shares would represent approximately 23.5% of our outstanding common stock upon issuance.



      The significant downward pressure on our stock price caused by the sale of a significant number of shares under the Standby Equity Distribution Agreement could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

      We are registering 58,211,160 shares of common stock in this offering. These shares represent approximately 58% of our authorized capital stock and would upon issuance represent approximately 58% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on Limelight Media in an election of directors.

                                    ABOUT US

      Our principal place of business is located at 8000 Centerview Parkway, Suite 115, Memphis, Tennessee 38018. Our telephone number is (901) 757-0195.

                                  THE OFFERING

      This offering relates to the sale of common stock by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

      o Cornell Capital Partners, which intends to sell up to an aggregate amount of 45,604,662 shares of common stock, which includes
            16,729,664 pursuant to a Standby Equity Distribution Agreement, 26,041,665 shares of common stock underlying a Secured Convertible Debenture, and 2,833,333 shares of common stock underlying a Compensation Debenture issued as a commitment fee pursuant to the Standby Equity Distribution Agreement.

      o Newbridge Securities Corporation, an unaffiliated broker-dealer retained by Limelight Media in connection with the Standby Equity Distribution Agreement, which intends to sell up to 52,632 shares of common stock issued as a placement agent fee.

      o Other selling shareholders, who intend to sell up to 12,553,866 shares of our common stock that were previously issued.

      Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of our common stock for a total purchase price of $12 million. Cornell Capital Partners will purchase the shares of common stock for 97% of the lowest volume weighted average price of our common stock during the 5 trading days immediately following notice of our intent to make a draw down under the Standby Equity
Distribution Agreement. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price.


      Based on our recent stock price of $0.18, we would have to issue to Cornell Capital Partners 68,728,522 shares of our common stock in order to draw down the entire $12 million available to us under the Standby Equity Distribution Agreement. As of August 11, 2004, we had 54,361,973 shares of common stock issued and outstanding.


COMMON STOCK OFFERED                58,211,160 shares by selling stockholders

OFFERING PRICE                      Market price

COMMON STOCK OUTSTANDING
BEFORE THE OFFERING                 54,361,937 shares

USE OF PROCEEDS                     We will not  receive any  proceeds  from the
                                    shares offered by the selling  stockholders.
                                    Any  proceeds  we  receive  from the sale of
                                    common   stock  under  the  Standby   Equity
                                    Distribution  Agreement  will  be  used  for
                                    general   corporate   and  working   capital
                                    purposes. See "Use of Proceeds."

RISK FACTORS                        The securities offered hereby involve a high
                                    degree of risk and immediate substantial dilution. See "Risk Factors" and "Dilution."

OVER-THE-COUNTER
BULLETIN BOARD SYMBOL               LMMG.OB

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

      The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our Financial Statements and the notes therewith.

                                              FOR THE QUARTER    FOR THE QUARTER                     FOR THE YEAR
                                                    ENDED            ENDED       FOR THE YEAR ENDED     ENDED
                                              MARCH 31, 2004     MARCH 31, 2003  DECEMBER 31, 2003  DECEMBER 31, 2002
STATEMENT OF OPERATION DATA:                     (UNAUDITED)       (UNAUDITED)       (AUDITED)         (AUDITED)
                                                ------------      ------------      ------------      ------------
Revenue                                         $         --      $     45,325      $     88,927      $     32,867

Cost of revenue                                           --            13,995            47,112            24,131
Gross profit                                              --            31,330            41,815             8,736
                                                ------------      ------------      ------------      ------------
General and administrative expenses
  Bad debt                                                --                --            16,863                --
  Consulting fees                                  1,346,116           120,339           824,956         1,646,719
  Depreciation                                         7,301             6,778            27,797            19,236
  Other general and administrative expenses          516,997            42,920           606,003           323,285
                                                ------------      ------------      ------------      ------------

    Total general and administrative
    expenses                                       1,870,414           170,037         1,475,619         1,989,240

Loss from operations                              (1,870,414)         (138,707)       (1,433,804)       (1,980,504)

Other income (Expense)                              (370,731)           (1,305)         (186,961)           (1,160)
                                                ------------      ------------      ------------      ------------

Net loss                                        $ (2,241,415)     $   (140,012)     $ (1,620,765)     $ (1,981,664)
                                                ============      ============      ============      ============

Basic and diluted loss per common share         $      (0.05)     $      (0.00)     $      (0.05)     $      (0.08)
                                                ============      ============      ============      ============

Basic and diluted weighted average
  common shares outstanding                       47,731,685        29,100,357        32,007,270        23,378,738
                                                ============      ============      ============      ============

                                                                                                                 FOR THE YEAR
                                                                                           FOR THE YEAR ENDED       ENDED
                                                      MARCH 31, 2004      MARCH 31, 2003   DECEMBER 31, 2003   DECEMBER 31, 2002
BALANCE SHEET DATA:                                     (UNAUDITED)        (UNAUDITED)          (AUDITED)           (AUDITED)
                                                       ------------        -----------        -------------        -----------
Current assets
  Cash                                                  $     2,113         $      268         $     15,366        $     2,120
  Accounts receivable                                            --             62,424                   --             19,300
  Interest receivable                                            --              4,769                   --              4,769
                                                       ------------        -----------        -------------        -----------

    Total current assets                                      2,113             67,461               15,366             26,189

  Fixed assets, net                                          97,318            106,893               90,123            113,670
  Goodwill                                                       --             36,565                   --             36,565
  Note receivable                                                --             86,500                   --             86,500
                                                       ------------        -----------        -------------        -----------
    Total assets                                       $     99,431        $   297,419        $     105,489        $   262,924
                                                       ============        ===========        =============        ===========

Current liabilities
  Accounts payable and accrued expenses                $    213,964        $   184,755        $     112,921        $   153,659
  Due to stockholders                                       306,166             76,477              283,495             42,555
  Convertible loans payable - related parties                52,500                 --               52,500                 --
  Loans payable                                              29,500             50,000               94,500             25,000
  Convertible loan payable                                   75,400                 --               10,000                 --
  Other liabilities                                          36,032                 --              111,647                 --
                                                       ------------        -----------        -------------        -----------

    Total current liabilities                               713,562            311,232              665,063            221,214

Long-term liabilities
    Convertible debenture                                   250,000                 --                   --                 --
    Convertible fee debenture                               340,000                 --                   --                 --
                                                       ------------        -----------        -------------        -----------
                                                            590,000                 --                   --                 --
    Total liabilities                                     1,303,562            311,232              665,063            221,214

Stockholders' deficit
  Common stock                                               51,695             29,601               39,912             28,894
  Additional paid-in capital                              5,626,515          2,800,028            3,701,710          2,728,265
  Loan fees related to equity distribution
  agreement                                               (340,000)                 --                   --                 --
  Accumulated deficit                                   (6,542,341)        (2,820,443)          (4,301,196)        (2,680,431)
  Prepaid expenses                                               --           (22,999)                   --           (35,018)
                                                       ------------        -----------        -------------        -----------
    Total stockholders' deficit                         (1,204,131)           (13,813)            (559,574)             41,700
                                                       ------------        -----------        -------------        -----------

Total liabilities and stockholders' deficit            $     99,431        $   297,419        $     105,489        $   262,924
                                                       ============        ===========        =============        ===========

                                  RISK FACTORS

      WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

      We have a history of losses. We have incurred an operating loss since inception and had an accumulated deficit of $6,542,341 as of March 31, 2004 and $4,301,196 as of December 31, 2003, respectively. For the three months ended March 31, 2004 and 2003, we incurred a net loss of $2,241,145 and $140,012, respectively. For the years ended December 31, 2003 and 2002, we incurred a net loss of $1,620,765 and $1,981,664, respectively. We anticipate that we will in all likelihood, have to rely on external financing for all of our capital requirements. Future losses are likely to continue unless we successfully implement our business plan, which calls for us to expand deployment locations and to sell advertising time. Our ability to continue as a going concern will be dependent upon our ability to draw down on the Standby Equity Distribution Agreement which we have entered into with Cornell Capital Partners. If we incur any problems in drawing down the Standby Equity Distribution Agreement, we may experience significant liquidity and cash flow problems. If we are not successful in reaching and maintaining profitable operations we may not be able to attract sufficient capital to continue our operations. Our inability to obtain adequate financing will result in the need to curtail business operations and will likely result in a lower stock price.

WE HAVE BEEN SUBJECT TO A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITORS

      Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended December 31, 2003 and December 31, 2002, relative to our ability to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO INSUFFICIENT REVENUES TO COVER OUR OPERATING COSTS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

      There is substantial doubt about our ability to continue as a going concern due to our Company's losses from operations and current liabilities exceed current assets. We anticipate that we will incur net losses for the immediate future. We expect our operating expenses to increase significantly, and, as a result, we will need to generate monthly revenue if we are to continue as a going concern. To the extent that we do not generate revenue at anticipated rates, we do not obtain additional funding, or that increases in our operating expenses precede or are not subsequently followed by commensurate increases in revenue, or that we are unable to adjust operating expense levels accordingly, we may not have the ability to continue on as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS WHEN NEEDED UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT AND THE PRICE OF OUR COMMON STOCK WILL AFFECT OUR ABILITY TO DRAW DOWN ON THE STANDBY EQUITY DISTRIBUTION AGREEMENT

      Currently, we are dependent upon external financing to fund our operations. Our financing needs are expected to be provided, in large part, by our Standby Equity Distribution Agreement. The amount of each advance under the Standby Equity Distribution Agreement is subject to a maximum amount equal to $170,000. Because of this maximum advance restriction, we may not be able to access sufficient funds when needed. If the market price of our shares of common stock declines, we would be required to issue more shares of common stock in order to draw down the same dollar amount of an advance than if our stock price were higher. Our Articles of Incorporation currently authorize Limelight Media to issue 100 million shares. In the event that we do not obtain shareholder approval to amend our Articles of Incorporation and increase our authorized common stock, we will obtain lower net proceeds from the Standby Equity Distribution if the price of our common stock declines.

      In addition, there is an inverse relationship between the price of our common stock and the number of shares of common stock, which will be issued under the Standby Equity Distribution Agreement. Based on our recent stock price of $0.18, we would have to issue to Cornell Capital Partners 68,728,522 shares of our common stock in order to draw down the entire $12 million available to us under the Standby Equity Distribution Agreement. We are registering 16,729,664 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement. Based on our recent stock price of $0.18 and that we are registering 16,729,664 shares of our common stock under the Standby Equity Distribution Agreement in accompanying registration statement,  we  could  only  draw  down  $2,920,999  under  the  Standby  Equity
Distribution Agreement. Our Articles of Incorporation currently authorize Limelight Media to issue 100 million shares and, as of August 11, 2004, we had 54,361,937 shares of common stock issued and outstanding. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement after we have issued the 16,729,664 shares being registered in the accompanying registration statement, we will have to file a new registration statement to cover such additional shares that we would issue for additional draw downs on the Standby Equity Distribution Agreement. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources other than our Standby Equity Distribution Agreement. Therefore, if we are unable to draw down on our Standby Equity Distribution Agreement, we may be forced to curtail or cease our business operations.



      In addition, pursuant to the terms of the Standby Equity Distribution Agreement, Cornell Capital Partners may not own more than 9.9% of our outstanding shares of common stock. In the event Cornell Capital Partners is unable to sell the shares of our common stock that are issued after we receive an advance in order to keep them below 9.9% beneficial ownership, we might not be able to draw down additional funds when needed under the Standby Equity Distribution Agreement. Our recent weekly average trading volume of our common stock has not traded as many shares as Cornell Capital Partners may have to sell in order to keep it below the 9.9% beneficial ownership of our outstanding common stock. Therefore, if we are unable to draw down on our Standby Equity Distribution Agreement, we may be forced to curtail or cease our business operations.



WE HAVE A WORKING CAPITAL DEFICIT; WE MAY NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

      We have relied on significant external financing to fund our operations. As of March 31, 2004, we had $2,113 of cash on hand and our total current assets were $2,113. Our current liabilities were $713,562. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs. Unless we obtain profitable operations, it is unlikely that we will be able to secure additional financing from external sources. If we are unable to secure additional financing or we cannot draw down on the Standby Equity Distribution Agreement, we believe that we have sufficient funds to continue operations for approximately one month. We estimate that we will require $3 million to fund our anticipated operating expenses for the next twelve months. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. Our inability to obtain adequate financing will result in the need to curtail business operations and you could lose your entire investment. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

      Our common stock is currently traded on the Over-the-Counter Bulletin Board. During most of 2003, our common stock was traded on the "Pink Sheets". Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock traded in an active public market. The average daily trading volume of our common stock in June 2004 was 55,834 shares. The high and low bid price of our common stock for the last two years has been $0.78 and $0.05, respectively. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

      Our success largely depends on the efforts and abilities of David Lott, our President and a member of the Board of Directors. Mr. Lott has been instrumental in securing our existing financing arrangements. Mr. Lott is also primarily responsible for the strategic direction and policy determination of Limelight. The loss of the services of Mr. Lott could materially harm our business because of the cost and time necessary to recruit and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Lott.

      In addition, in order to implement our business strategy, we believe that we will need to attract and retain additional administrative support staff as Limelight grows.

WE MAY BE UNABLE TO MANAGE GROWTH

      Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

      o     Establish definitive business strategies, goals and objectives.

      o     Maintain a system of management controls.

      o Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

      If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

WE EXPECT INTENSE COMPETITION IN OUR INDUSTRY

      Many of our competitors have significantly greater name recognition and financial and other resources. If we are unable to compete effectively against our competitors, we will be forced to curtail or cease our business operations. Our main competitors are National Cinema Network, Regal Entertainment and Screen Vision. Our market share in the media advertising industry is very small at this time. In addition, any delays in our ability to access sufficient financing when needed could allow our competitors to increase their market share and make it more difficult for Limelight to obtain profitable operations.

FUTURE ACQUISITIONS MAY DISRUPT OUR BUSINESS AND DEPLETE OUR FINANCIAL RESOURCES

      Any future acquisitions we make could disrupt our business and seriously harm our financial condition. We intend to consider investments in complementary companies, products and technologies. At this time, we have no agreements to acquire any complementary companies, products or technologies. In the event of any future acquisitions, we may:

      o Increase our authorized capital stock and issue stock that would dilute our current stockholders' percentage ownership;

      o     incur debt;

      o     assume liabilities;

      o incur amortization expenses related to goodwill and other intangible assets; or

      o     incur large and immediate write-offs.

      The use of debt or leverage to finance our future acquisitions could allow us to make acquisitions with an amount of cash in excess of what may be currently available to us. If we use debt to leverage up our assets, we may not be able to meet our debt obligations if our internal projections are incorrect or if there is a market downturn. This may result in a default and the loss in foreclosure proceedings of the acquired business or the possible bankruptcy of our business.

      Our operation of any acquired business will also involve numerous risks, including:

      o integration of the operations of the acquired business and its technologies or products;

      o     unanticipated costs;

      o     diversion of management's attention from our core business;

      o adverse effects on existing business relationships with suppliers and customers;

      o risks associated with entering markets in which we have limited prior experience; and

      o potential loss of key employees, particularly those of the purchased organizations.


THE STANDBY EQUITY DISTRIBUTION AGREEMENT COULD HAVE AN ADVERSE EFFECT ON OUR ABILITY TO MAKE ACQUISITIONS WITH OUR COMMON STOCK

      We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. It may be necessary for our shareholders to approve an increase in our authorized common stock for us to register additional shares of common stock in order to have sufficient authorized shares available to make acquisitions using our common stock. As we issue shares of common stock pursuant to the Standby Equity Distribution Agreement, we may not have sufficient shares of our common stock available to successfully attract and consummate future acquisitions.

OUR BUSINESS REVENUE GENERATION MODEL IS UNPROVEN AND COULD FAIL

      Our revenue model is new and evolving, and we cannot be certain that it will be successful. Our ability to generate revenue depends, among other things, on our ability to leverage Limelight's technology in the media advertising market. The potential profitability of this business model is unproven. Accordingly, we cannot assure you that our business model will be successful or that we can sustain revenue growth or achieve or sustain profitability. If our business model is not successful we could be forced to curtail our operations.

MANAGEMENT OF LIMELIGHT CONTROLS APPROXIMATELY 32% OF OUR COMMON STOCK ON A FULLY DILUTED BASIS AND SUCH CONCENTRATION OF OWNERSHIP MAY HAVE THE EFFECT OF DELAYING OR PREVENTING A CHANGE OF CONTROL OF OUR COMPANY

      David Lott, our President and a Director, beneficially owns approximately 32% of Limelight's currently issued and outstanding common stock. As a result, Mr. Lott will have significant influence in matters requiring stockholder approval, including the election and removal of directors, the approval of significant corporate transactions, such as any merger, consolidation or sale of all or substantially all of Limelight's assets, and the control of the management and affairs of Limelight. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of Limelight, impeding a merger, consolidation, takeover or other business combination involving Limelight or discouraging a potential acquirer from attempting to obtain control of Limelight.

IF WE ARE UNABLE TO SUCCESSFULLY DEVELOP THE TECHNOLOGY NECESSARY FOR OUR SERVICES, WE WILL NOT BE ABLE TO BRING OUR SERVICES TO MARKET AND MAY BE FORCED TO REDUCE OR CEASE OPERATIONS

      Our ability to commercialize our services is dependent on the advancement of existing technology. In order to obtain and maintain market share we will continually be required to keep up with advances in technology. We cannot assure you that our efforts will result in our services being upgraded with any advances in technology. We cannot assure you that we will not encounter unanticipated technological obstacles, which either delay or prevent us from completing the development of our services. Any such failures could cause us to reduce or cease our operations.

WE MAY NOT BE ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES, WHICH COULD RENDER OUR PRODUCTS AND PROCESSES OBSOLETE

      Our industry is characterized by rapid technological change, changes in customer requirements and preferences, frequent introduction of services embodying new technologies and the emergence of new industry standards and practices that could render our existing technology and systems obsolete. Our future success will depend on our ability to enhance and improve the functionality, accessibility and features of our services. We expect that our marketplace will require extensive technological upgrades and enhancements to accommodate new services that we anticipate will be added to our marketplace. We cannot assure you that we will be able to expand and upgrade our technology and systems, or successfully integrate new technologies or systems we develop in the future, to accommodate such increases in a timely manner.

      Currently, the software platform utilized by Limelight is provided by a single source. We cannot assure you that the provider will continually upgrade and improve the software platform for us to compete in the marketplace. Any failures or deficiencies in our software platform could cause us to reduce or cease our operations.

CHANGE IN TECHNOLOGY ENVIRONMENT AND ACCESS

      Limelight is utilizing existing technology, which we license, for our operations. Limelight has developed software and systems to compliment existing technology and provide flexibility if existing technology changes. There is no assurance that the existing technology will perform in a standard sufficient for Limelight to maintain competitiveness or be available at the time the Company anticipates a need.

LACK OF MARKET FOR MEDIA PLACEMENT

      Limelight has no assurance that the advertising opportunities for media buyers will be accepted. If the advertising revenue is not realized, then we will not be able to maintain operations for a sufficient period of time for the other revenue sources to provide enough revenue for the Company to operate. If we fail to recognize advertising revenue, we could be forced to reduced or curtail our operations.

SALE OF SHARES ELIGIBLE FOR FUTURE SALE COULD ADVERSELY AFFECT THE MARKET PRICE

      All of the approximate 22,335,665 shares of common stock which are currently held, directly or indirectly, by management have been issued in reliance on the private placement exemption under the Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933. In general, under Rule 144 a person, or persons whose shares are aggregated, who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of Limelight, as defined, would be entitled to sell within any three- month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that current public information is then available. If a substantial number of the shares owned by these shareholders were sold under Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Some of our shareholders, including officers and directors are the holders of "restricted securities". These restricted securities may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. As of June 16, 2004, approximately 23,388,297 shares of our common stock are deemed restricted.

      Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, there will be an additional 45,604,662 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT AND THE CONVERSION OF CONVERTIBLE DEBENTURES


      The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. At a recent stock price of $0.18, we would have to issue 68,728,522 shares of common stock to draw down the entire $12 million available to us under the Standby Equity Distribution Agreement. We are only registering 16,729,664 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement. These shares would represent approximately 23.5% of our outstanding common stock upon issuance.


THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

      The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 58,211,160 shares of common stock, the number of shares being registered in this offering may be sold. Such sales may cause our stock price to decline.

CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE AND WILL HAVE AN INCENTIVE TO SELL ITS SHARES

      Cornell Capital Partners will purchase shares of our common stock pursuant to the Standby Equity Distribution Agreement at a purchase price that is less than the then-prevailing market price of our common stock. Cornell Capital
Partners will have an incentive to immediately sell any shares of Limelight Media common stock that it purchases pursuant to the Standby Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

      In addition, pursuant to the Standby Equity Distribution Agreement, Cornell Capital Partners has the ability to sell shares of Limelight Media common stock corresponding to a particular advance notice by Limelight Media even if such shares of common stock have not yet been delivered to Cornell Capital partners. Such sales may cause our stock price to decline.

THE SALE OF MATERIAL AMOUNTS OF COMMON STOCK UNDER THE ACCOMPANYING REGISTRATION STATEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES

      The significant downward pressure on our stock price caused by the sale of a significant number of shares under the Standby Equity Distribution Agreement could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

THE ISSUANCE OF SHARES OF COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL

      We are registering 58,211,160 shares of common stock in this offering. These shares represent approximately 58% of our authorized capital stock and would upon issuance represent approximately 58% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on Limelight Media in an election of directors.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. A description of each selling stockholder's relationship to Limelight Media and how each selling stockholder acquired or will acquire the shares to be sold in this offering is detailed in the information immediately following this table.

                                                    PERCENTAGE OF        SHARES TO BE
                                                     OUTSTANDING        ACQUIRED UNDER                       PERCENTAGE OF
                                    SHARES             SHARES            THE STANDBY                             SHARES
                                 BENEFICIALLY       BENEFICIALLY            EQUITY          SHARES TO BE      BENEFICIALLY
                                 OWNED BEFORE       OWNED BEFORE         DISTRIBUTION        SOLD IN THE      OWNED AFTER
    SELLING STOCKHOLDER            OFFERING         OFFERING (1)          AGREEMENT           OFFERING        OFFERING(1)
    -------------------            --------         ------------          ---------           --------        -----------
Cornell Capital Partners,
  L.P.                           3,314,000(2)              4.99%         16,729,664(2)       45,604,662                0%
Newbridge Securities
  Corporation                          52,635                  *                    --           52,632                0%
Jasmine Kertes                        333,332                  *                    --          333,332                0%
Kevin Kertes                          333,332                  *                    --          333,332                0%
Peter Kertes                        4,000,333              6.34%                    --        4,000,333                0%
Renee Kertes                          333,333                  *                    --          333,333                0%
Michael Lee and Jane Lee            2,533,333              4.02%                    --        2,533,333                0%
Neala Lee                             283,333                  *                    --          283,333                0%
Rachel Lee                            200,000                  *                    --          200,000                0%
Victoria Lee                          100,000                  *                    --          100,000                0%
Vintage Filings(4)                    450,000                  *                    --          450,000                0%
Doris Wong                             83,334                  *                    --           83,334                0%
Scott Lyall                           177,778                  *                    --          177,778                0%
Market Traction, LLC(5)                88,539                  *                    --           88,539                0%
Kirk Krajewski                        414,313                  *                    --          414,313                0%
Dorothy Garrington                    135,593                  *                    --          135,593                0%
John Fraier                           195,000                  *                    --           33,885                 *
Richard McCourt                        75,330                  *                    --           75,330                0%
Thadd Brooks                           75,758                  *                    --           75,758                0%
Anthony Guglielmo                      52,338                  *                    --           52,338                0%
Donald Beck                           100,000                  *                    --          100,000                0%
Mama Grantham                         100,000                  *                    --          100,000                0%
Michael Wolf                           50,000                  *                    --           50,000                0%
Daniel Shapiro                         50,000                  *                    --           50,000                0%
Edward Cannuata                        83,334                  *                    --           83,334                0%
Timothy Colton                        166,667                  *                    --          166,667                0%
Julian Lee                            200,000                  *                    --          200,000                0%
Anthony Gentile                       100,000                  *                    --          100,000                0%
Thomas Michel                          83,333                  *                    --           83,333                0%
Nicolas Romano                        333,334                  *                    --          333,334                0%
J. P. Schellenberg                     83,333                  *                    --           83,333                0%
Samuel Tham                            83,334                  *                    --           83,334                0%
Alan Weiner                            83,334                  *                    --           83,334                0%
Warren Wong                           166,666                  *                    --          166,666                0%
Maurice Zylber                        166,667                  *                    --          166,667                0%
Funding Enterprises, Inc.(5)          700,000              1.11%                                700,000                0%
Bottom Line Advisors,
  Inc.(6)                             300,000                  *                                300,000                0%
                                   ----------           --------            ----------        ----------          -------
TOTAL                              16,081,616                               16,729,664        58,211,160                *
                                   ==========           ========            ==========        ==========          =======

-----------------

* Less than 1%.

(1) Applicable percentage of ownership is based on 54,295,338 shares of common stock outstanding as of June 16, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of June 16, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 16, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) The 3,314,000 shares of common stock represent: (a) 2,833,333 shares that represent the approximate number of shares underlying the Compensation Debenture that may be converted by Cornell Capital Partners, which was issued as a commitment fee under the Standby Equity Distribution Agreement and (b) 480,667 shares that represent the approximate number of shares underlying the Secured Convertible Debentures that may be converted by Cornell Capital Partners. Please note that the terms of the Secured Convertible Debentures held by Cornell Capital Partners provide that in no event shall Cornell Capital Partners be entitled to convert the Secured Convertible Debentures for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.99% of the outstanding shares of Limelight Media following such conversion. Please note that for the debenture conversions, we are assuming a market price of (x) $0.12 per share for the Compensation Debenture, and (y) $0.096 (i.e. 80% of $0.12) per share for the Secured Convertible Debentures. Because the conversion price may fluctuate based on the market price of our stock, the actual number of shares to be issued upon conversion of the debentures may be higher or lower. We are registering 28,874,998 shares to cover such conversions. We are registering 16,729,664 shares of common stock to be resold by Cornell Capital Partners under the Standby Equity Distribution Agreement. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement after we have issued the 16,729,664 shares being registered in the 16,729,664 shares being registered in the accompanying registration statement, we will have to file a new registration statement to cover such additional shares that we would issue for additional draw downs under the Standby Equity Distribution Agreement.

(3) All investment decisions of Vintage Filings are made by Shai Stern, the President of Vintage Filings.

(4) One hundred thousand shares (100,000) being registered are underlying warrants previously issued to Vintage Filings.

(5) All investment decisions of Market Traction, LLC are made by George Arabian, the President of Market Traction, LLC.

(6) All investment decisions of Funding Enterprises, Inc. are made by Earl Ingarfield, the President of Funding Enterprises, Inc.

(7)   All investment  decisions of Bottom Line Advisors,  Inc. are made by David
      L. Norris, the President of Bottom Line Advisors, Inc.

      The following information contains a description of the selling stockholder's relationship to Limelight Media and how the selling stockholder acquired the shares to be sold in this offering. The selling stockholders have not held a position or office, or had any other material relationship, with Limelight Media, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTION WITH LIMELIGHT MEDIA

      o CORNELL CAPITAL PARTNERS, L.P. Cornell Capital Partners is the investor under the Standby Equity Distribution Agreement and the holder of convertible debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville
            Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Limelight Media. That transaction is explained below:

      o STANDBY EQUITY DISTRIBUTION AGREEMENT. On February 17, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $12 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay Limelight Media 97% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 trading days immediately following the notice date. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a commitment fee in the form of a Compensation Debenture in the principal amount of $340,000 that is convertible into shares of our common stock at a price equal to 100% of the lowest closing bid price for the three trading days immediately preceding the conversion date.

            We are registering 16,729,664 shares in this offering that may be resold by Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement in addition to the shares registered in this offering in connection with the commitment fee under the Standby Equity Distribution Agreement.

      o SECURED CONVERTIBLE DEBENTURES. The Secured Convertible Debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance, or (ii) 80% of the average of the lowest daily volume weighted average price of our common stock for the 5 trading days immediately preceding the conversion date. At maturity, the remaining unpaid principal and accrued interest under the debentures shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance or (ii) 80% of the lowest closing bid price of the common stock for the lowest trading days of the 5 trading days immediately preceding the conversion date. The Secured Convertible Debenture is secured by all of Limelight Media's assets. The Secured Convertible Debentures accrues interest at a rate of 5% per year and has a term of 3 years. In the event the Secured Convertible Debentures are redeemed, then Limelight Media will issue to Cornell Capital Partners a warrant to purchase 50,000 shares for every $100,000 redeemed at an exercise price of 120% of the closing bid price as of February 17, 2004. Cornell Capital Partners purchased the Secured Convertible Debentures from Limelight Media in a private placement on February 17, 2004. Limelight Media is registering in this offering 26,041,665 shares of common stock underlying the Secured Convertible Debentures. Limelight Media received $250,000 from the issuance of a Secured Convertible Debenture on February 17, 2004 and we received $250,000 from the issuance of a second Secured Convertible Debenture when we filed the accompanying registration statement with the Securities and Exchange Commission.


THERE ARE CERTAIN RISKS RELATED TO SALES BY CORNELL CAPITAL PARTNERS

      There are certain risks related to sales by Cornell Capital Partners, including:

      o The outstanding shares are issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater chance that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

      o To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

      o The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by Cornell Capital Partners or others. This could place further downward pressure on the price of the common stock.

      o NEWBRIDGE SECURITIES CORPORATION. Newbridge Securities Corporation is a registered broker-dealer that we engaged to advise us in connection with the Standby Equity Distribution Agreement. Guy Amico makes the investment decisions on behalf of Newbridge Securities Corporation. We paid Newbridge Securities Corporation a fee of $10,000 payable in 52,632 shares of our common stock. Limelight Media is registering these shares in this offering.

                                 USE OF PROCEEDS


      This prospectus relates to shares of our common stock that may be offered and resold from time to time by the selling stockholders. There will be no proceeds to us from the resale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 97% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice date. Limelight Media will pay Cornell Capital Partners 5% of each advance as an additional fee.


      Limelight Media is registering 16,729,664 shares of common stock for issuance under the Standby Equity Distribution Agreement. At a recent price of $0.18 per share, Limelight Media would receive gross proceeds of $2,920,999.

      For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000 plus 5% retainage payable to Cornell Capital Partners.



Gross Proceeds                   $ 1,000,000       $ 2,000,000       $ 5,000,000
5% Retainage                     $    50,000       $   100,000       $   250,000
Offering Expenses                $    85,000       $    85,000       $    85,000
Net Proceeds                     $   865,000       $ 1,815,000       $ 4,665,000
                                 ===========       ===========       ===========

USE OF PROCEEDS:
Corporate and Working Capital    $   865,000       $ 1,815,000       $ 4,665,000
                                 -----------       -----------       -----------


TOTAL                            $   865,000       $ 1,815,000       $ 4,665,000
                                 ===========       ===========       ===========


      Limelight Media has represented to Cornell Capital Partners that the net proceeds we receive under the Standby Equity Distribution Agreement will be used for general corporate purposes. In no event will the net proceeds we receive under the Standby Equity Distribution Agreement be used by Limelight Media for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee of Limelight Media, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to Limelight Media or Limelight Media has indemnified such person from liability.

                                    DILUTION

      The net tangible book value of our Company as of March 31, 2004 was $(1,204,131) or $(0.0233) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our Company, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the standby equity distribution agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the standby equity distribution agreement. The following example shows the dilution to new investors at an offering price of $0.1164 per share, which is 97% of a recent share price of $0.12.

      If we assume that our Company had issued 103,092,784 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $0.1164 per share (i.e., the maximum number of shares needed in order to raise a total of $12 million available under the Standby Equity Distribution Agreement), less retention fees of $600,000 and offering expenses of $85,000, our net tangible book value as of March 31, 2004 would have been $10,110,869 or $0.0653 per share. (Note that at an offering price of $0.1164 per share, based on the number of shares registered in this offering under the Standby Equity Distribution Agreement, Limelight Media would receive gross proceeds of $1,965,099.) Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0886 per share and an immediate dilution to new stockholders of $0.0511 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                 $0.1164
Net tangible book value per share before this offering    $(0.0233)
Increase attributable to new investors                    $ 0.0886
                                                          --------
Net tangible book value per share after this offering                   $0.0653
                                                                        -------
Dilution per share to new stockholders                                  $0.0511
                                                                        =======

      The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

           ASSUMED           NO. OF SHARES TO BE     DILUTION PER SHARE TO
       OFFERING PRICE             ISSUED (1)             NEW INVESTORS
       --------------             ----------             -------------
          $0.1746                68,728,522                $0.0906
          $0.1164               103,092,784                $0.0511
          $0.0873               137,457,045                $0.0338
          $0.0582               206,185,567                $0.0190
          $0.0291               412,371,134                $0.0073


(1)   Limelight Media is registering 16,729,664 shares of common stock.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

      SUMMARY. On February 17, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $12 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 97% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. In addition, we paid Cornell Capital Partners a commitment fee under the Standby Equity Distribution Agreement in an amount equal to $340,000, which was paid by the issuance of a Compensation Debenture in the principal amount of $340,000. We also paid Cornell Capital Partners a non-refundable due-diligence fee equal to $2,500 to defray the costs of performing due diligence on us. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received a fee of $10,000 paid in 52,632 shares of our common stock. We paid counsel to Cornell Capital Partners $15,000 for their legal, administrative and escrow fees. In addition, on each advance date, we will pay counsel to Cornell Capital Partners the sum of $500 for additional legal, administrative and escrow fees. Limelight Media is registering 16,729,664 shares of common stock for the Standby Equity Distribution Agreement pursuant to the accompanying registration statement. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the Standby Equity Distribution Agreement.

      STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED. Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 7 trading days with a maximum of $170,000 per advance. A closing will be held 6 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount.

      We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange
Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $12 million or 24 months after the effective date of the accompanying registration statement, whichever occurs first.

      The amount of each advance is limited to a maximum draw down of $170,000 every 7 trading days. At a recent stock price of $0.12, we would have to issue 1,460,481 shares of common stock to Cornell Capital Partners to draw down the maximum advance amount of $170,000. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances are conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Standby Equity Distribution Agreement.


      We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement to be available under the Standby Equity Distribution Agreement, at a recent price of $0.18 per share, we would issue 16,729,664 shares of common stock to Cornell Capital Partners for gross proceeds of $2,920,999. These shares would represent approximately 23.5% of our outstanding common stock upon issuance. We are registering 16,729,664 shares of common stock to be resold by Cornell Capital Partners pursuant to Standby Equity Distribution Agreement.


      You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. The issuance of a larger number of shares under the Standby Equity Distribution Agreement may result in a change of control. That is, if all or a significant block of such shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to assume control of Limelight Media by electing its or their own directors.

      You should also be aware that in order for us to utilize the full $12 million available under the Standby Equity Distribution Agreement after the conversion of the $500,000 Secured Convertible Debentures and the $340,000 Compensation Debentures, it may be necessary for our shareholders to approve an increase in our authorized common stock and for us to register additional shares of common stock. This is currently the case based on the stock price of $0.18 as of August 11, 2004. Limelight Media is authorized in its Articles of
Incorporation to issue up to 100,000,000 shares of common stock. As of August 11, 2004, Limelight Media had 54,361,937 shares of common stock outstanding. Limelight Media is registering 16,729,664 shares of common stock hereunder to be issued under the Standby Equity Distribution Agreement.

      Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

      We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Standby Equity Distribution Agreement, we paid Cornell Capital Partners a one-time commitment fee of in the form of a Compensation Debenture in the principal amount of $340,000 that is convertible into shares of our common stock. We also issued $250,000 of Secured Convertible Debentures to Cornell Capital Partners on February 17, 2004 and will issue an additional $250,000 of Secured Convertible Debentures to Cornell Capital Partners when we file the accompanying registration statement with the Securities and Exchange Commission, terms of which are set forth in page 13. In addition, we issued 52,632 shares of common stock to Newbridge Securities Corporation, a registered broker-dealer, as a placement agent fee.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders, and with the exception of Cornell Capital Partners as principal or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or
(ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 97% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. The 3% discount, the 5% retention and the one-time commitment fee are underwriting discounts. We engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received $10,000, which was paid by the issuance of 52,632 shares of our common stock. Pursuant to a Placement Agent Agreement, Newbridge Securities Corporation provided services consisting of reviewing the terms of the Standby Equity Distribution Agreement and advising us with respect to those terms. The Placement Agent Agreement is co-terminus with and will terminate upon the same terms as the Standby Equity Distribution Agreement.

      Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

      In consideration of Cornell Capital Partners' execution and delivery of the Standby Equity Distribution Agreement, Limelight Media will indemnify
Cornell Capital Partners, and all of its officers, directors, partners, employees and agents, from and against any and all actions, causes of actions, suits, claims, losses, costs, penalties, fees, liabilities and damages incurred by the indemnified party as a result of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by Limelight Media in the Standby Equity Distribution Agreement or Registration Rights Agreement in connection therewith or any other document contemplated thereby;
(ii) any breach of any covenant, agreement or obligation of Limelight Media contained in the Standby Equity Distribution or the Registration Rights Agreement in connection therewith or any other document contemplated thereby; or
(iii) any cause of action, suit or claim brought against such indemnified party and arising out of or resulting from the execution, delivery, performance or enforcement of the Standby Equity Distribution Agreement or any document in connection therewith.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $1,100, printing expenses of $2,500, accounting fees of $20,000, legal fees of $50,000 and miscellaneous expenses of $11,400. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

      The following information should be read in conjunction with the consolidated financial statements of Limelight Media and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements." For an overview of the Company please see the section entitled Description of the Business which follows this section.

OVERVIEW


      Limelight Media is a Tennessee-based, publicly traded company (LMMG.OB) that has developed a proprietary digital out-of-home media network. The network is centrally managed and is applicable over the growing digital signage industry in any location where a message needs real time display. The current core focus for Limelight Media is the theater industry.

      Limelight Media has developed a system to distribute digitally advertisements, marketing messages and entertainment video content via broadband connection for viewing in movie theater lobbies, on theater screens and in retail locations. The Content Management System, developed by Limelight Media, facilitates digital video content to be transmitted in digital files, replacing the soon-to-be antiquated utilization of photographic slides, VCR tape and DVDs. The primary focus of deployment for Limelight Media's technology has been within movie theaters. Limelight Media has two types of clients, the "location partner," and the advertiser who wishes to reach the patrons that visit the location partner's venues. A location partner can be a theater owner, retail storeowner or whoever is charged with the marketing and management of a physical facility.


      Limelight Media provides a turn-key solution for business desiring digital signage systems for information display. Limelight Media continually contacts high traffic businesses such a movie theaters, malls, restaurants and retail stores to determine if a digitally managed captive audience networks. We install all necessary servers and displays for its customers. The system is connected via broadband internet to our video and content management servers. We provide this equipment at no cost to the location partner. Limelight generally provides the programming and markets the network space to potential advertisers. The location partner receives a portion of the revenue generated from advertising sales on a negotiated basis.

      Limelight Media has current or pending installations of its technology in theater locations across the country. Installations are currently operational in 4 theater locations. We have 35 pending theater location installations. Further, we have executed co-marketing agreements that augment our own sales and marketing team.


      We plan to generate revenues for the installation of its location partner and by selling and marketing the advertisement that is displayed on its network. The advertising is presented on multiple screens installed by the company at the location. The displays are typically located above the concession stands or register checkout lanes, which we consider to be the ideal locations to attract the attention of patrons who are entering and leaving the location.


GOING CONCERN

      Our independent auditors have added an explanatory paragraph in connection with the December 31, 2003 financial statements, which states that our Company is in the development stage and has incurred a net loss of $4,301,196 from the period from April 19, 2001 through December 31, 2003. Our current liabilities exceed our current assets. These conditions give rise to substantial doubt about our Company's ability to continue as a going concern. Our Company's ability to fully commence its operation and generate revenues or its ability to obtain additional funding will determine its ability to continue as a going concern. Our financial statements do not include any adjustments that might result form the outcome of this uncertainty.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

      RESEARCH AND DEVELOPMENT COSTS. Research and development costs are charged to expense when incurred. Costs incurred to internally develop software, including costs incurred during all phases of development, are charged to expense as incurred.

      STOCK-BASED COMPENSATION. The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies Statements of Financial Accounting Standards ("SFAS") No. 123 Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

      The Company has not granted any warrants or options to employees for compensation for the years ended 2003 and 2002, and for the period from April 19, 2001 (Date of Inception of Limelight Media Group, Inc.) through December 31, 2003. All stock issued for compensation was recorded at the fair market value of the stock. In December 2002, the Financing Accounting Standards Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

      None of these policies had any material or substantial effect upon our operations.

NEW ACCOUNTING PRONOUNCEMENTS

      In July 2001, the FASB issued SFAS No. 143, Accounting for Obligations Associated with the Retirement of Long-Lived Assets. SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The adoption of SFAS No. 143 did not have a material impact on the Company's financial statements.

      In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS 144 superseded Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The provisions of SFAS No. 144 are effective in fiscal years beginning after December 15, 2001, with early adoption permitted, and in general are to be applied prospectively. The adoption of SFAS No. 144 did not have a material impact on the Company's financial statements for the years ended December 31, 2003 and 2002.

      In July 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities, such as restructurings, involuntarily terminating employees, and consolidating facilities initiated after December 31, 2002. The implementation of SFAS No. 146 did not have a material effect on the Company's financial statements for the years ended December 31, 2003 and 2002.

      In April 2003, the FASB issued SFAS No. 149, Amendment of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 amends SFAS No. 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to SFAS No. 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative. The Statement clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative discussed in paragraph 6(b) of SFAS No. 133, clarifies when a derivative contains a financing component, amends the definition of underlying to conform it to language used in FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, and amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The implementation of SFAS No. 149 is not expected to have a material effect on the Company's financial statements.

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. In addition, the Statement requires an issuer to classify certain instruments with specific characteristics described in it as liabilities. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The implementation of SFAS No. 150 is not expected to have a material effect on the Company's financial statements.

      None of these policies had any material or substantial effect upon our operations.

RESULTS OF OPERATIONS

      FOR THE THREE MONTHS ENDED MARCH 31, 2004, AS COMPARED TO THE THREE MONTH ENDED MARCH 31, 2003

      REVENUE. Revenue for the three months ended March 31, 2004 was $0 compared with $45,325 for the three months ended March 31, 2003. This decrease was the result of the rescission of the Uniguest purchase in October 2003.

      COST OF REVENUE. Cost of Revenue for the three months ended March 31, 2004 was $0 compared with $13,995 for the three month ended March 31, 2003. This decrease was the result of the rescission of the Uniguest purchase in October 2003.

      GROSS PROFIT. Gross profit was $0 for the three months ended March 31, 2004, as compared with $31,330 for the three months ended March 31, 2003. This decrease was the result of the rescission of the Uniguest purchase in October 2003.


      GENERAL AND ADMINISTRATIVE. General and administrative expenses were $1,870,414 for the three months ended March 31, 2004 as compared to $170,037 for the three months ended March 31, 2003, an increase of $1,700,377 or 1,000%. The increase resulted primarily from increased compensation paid to consultants retained by the Company and expenses related to the transaction with Cornell Capital. During the three months ended March 31, 2004, we paid $1.3 million to consultants in the form of securities and cash. Of the $1.3 million paid to consultants, $1,252,452 was paid in the form of shares of our common stock, $35,899 was paid in the form of warrants and $47,500 was paid in cash. Of that total paid, $982,235 was for marketing services; $154,235 was paid for general management advisory services; $105,000 was paid for salaries to employees in lieu of cash payments; and $125,000 was paid for edgarization services. None of the $1.3 million was paid to Cornell Capital.

      The $25,000 paid to Cornell Capital in the three months ended March 31, 2004 was paid in conjunction with the issuance of the first $250,000 Secured Convertible Debenture.


      NET LOSS. The net loss for the three months ended March 31, 2004 was $2,241,145 for the three months ended March 31, 2004 as compared to $140,012 for the three months ended March 31, 2003, an increase of $2,101,133 or 1,501%.

FOR THE YEAR ENDED DECEMBER 31, 2003 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2003

      REVENUE

      For the year ended December 31, 2003, we had revenue of $88,927 as compared to $32,867 for the year ended December 31, 2002, an increase of $56,060 or 170.6%. This increase was primarily attributable to sales by UniGuest.

      COST OF REVENUE

      For the year ended December 31, 2003, we had cost of revenue of $47,112 as compared to $24,131 for the year ended December 31, 2002, an increase of $22,981 or 95.2%. This increase was primarily attributable to sales by UniGuest.

      GENERAL AND ADMINISTRATIVE EXPENSES

      For  the  year  ended   December  31,  2003,   we  incurred   general  and
administrative expenses of $1,475,619 as compared to $1,989,240 for the year ended December 31, 2002, a decrease of $513,621 or 25.8%. This decrease is primarily attributable to a reduction in the amount of our consulting fees of $824,956 for the year ended December 31, 2003 as compared to $1,646,719 for the year ended December 31, 2002, a decrease of $821,763 or 49.9%. This was partially offset by an increase in our other general and administrative expenses of $282,718 or 87.5% to $606,003 for the year ended December 31, 2003 from $323,285 for the year ended December 31, 2002. A large portion of our other general and administrative expenses were related to our development of our network media management operations.

      NET INCOME (LOSS)

      For the year ended December 31, 2003, our net loss was $1,620,765 as compared to $1,981,664 for the year ended December 31, 2002, a decrease of $360,899 or 18.2%. This decrease is primarily attributable to our decrease in general and administrative expenses and our increase in revenue.

      LIQUIDITY AND CAPITAL RESOURCES

      As of March 31, 2004, we had cash and other current assets totaling $2,113 as compared to $67,461 as of March 31, 2003. The significant decrease in our current asset position is attributable to the net loss from operating activities and the rescission of the Uniguest purchase agreement. As of March 31, 2004, we had approximately $97,318 in fixed assets, net, as compared to $106,893 as of March 31, 2003. As of March 31, 2004, our total current liabilities were $713,562, consisting primarily of $306,166 due to stockholders and $213,964 of accounts payable.


      On February 17, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell shares of our common stock for a total purchase price of $12 million. If we request advances under the Standby Equity Distribution Agreement, Cornell Capital Partners will purchase shares of common stock of Limelight for 97% of the lowest volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the advance notice date. Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. We may not request advances in excess of a total of $12 million. The maximum of each advance is equal to $170,000. There is an inverse relationship between the price of our common stock and the number of shares of common stock, which will be issued under the Standby Equity Distribution Agreement. Based on our recent stock price of $0.18, we would have to issue to Cornell Capital Partners 68,728,522 shares of our common stock in order to draw down the entire $12 million available to us under the Standby Equity Distribution Agreement. We are registering 16,729,664 shares of our common stock under the Standby Equity Distribution Agreement in the accompanying registration statement. Based on our recent stock price of $0.18 and that we are registering 16,729,664 shares of our common stock under the Standby Equity Distribution Agreement in accompanying registration statement, we could only draw down $2,920,999 under the Standby Equity Distribution Agreement. Our Articles of Incorporation currently authorize Limelight Media to issue 100 million shares and, as of August 11, 2004, we had 54,503,821 shares of common stock issued and outstanding. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement after we have issued the 16,729,664 shares being registered in the accompanying registration statement, we will have to seek stockholder approval for an increase in our authorized common stock and file a new registration statement to cover such additional shares that we would issue for additional draw downs on the Standby Equity Distribution Agreement.


      In connection with the Standby Equity Distribution Agreement, Limelight Media issued to Cornell Capital Partners a commitment fee in the form of a Compensation Debenture in the principal amount of $340,000. The Compensation Debenture accrues interest at the rate of 5% per year. At Limelight Media's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the Compensation Debenture on the third anniversary of the Compensation Debenture or (ii) converted into shares of Limelight Media common stock. The Compensation Debenture is convertible into shares of Limelight media common stock at a price equal to 100% of the lowest closing bid price for the three trading days immediately preceding the conversation date. The Compensation Debenture is immediately convertible by the holder.

      As of February 17, 2004, we issued a Secured Convertible Debenture to Cornell Capital Partners in the principal amount of $250,000. The convertible debenture accrues interest at the rate of 5% per year. At Limelight Media's option, the entire principal amount and all accrued interest can be either: (i) paid to the holder of the convertible debenture on the third-year anniversary of the convertible debenture or (ii) converted into shares of Limelight Media common stock. The convertible debenture is convertible into shares of our common stock as a price per share that is equal to the lesser of: (i) an amount equal to 120% of the closing bid price of our common stock as of the date of the convertible debenture or (ii) an amount equal to 80% of the average of the lowest daily volume weighted average price of our common stock for the five trading days immediately preceding the conversion date. The convertible debenture accrues interest at a rate of 5% per year and is convertible at the holder's option. The convertible debenture has a term of 3 years and is secured by all of our assets. At Limelight Media's option, the convertible debenture may be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the Secured Convertible Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock. After we file a registration statement with the Securities and Exchange Commission registering the shares of common stock underlying the convertible debenture, we will issue a second Secured Convertible Debenture to Cornell Capital Partners in the principal amount of $250,000 upon the same terms and conditions as the first Secured Convertible Debenture above.

      In the absence of outside financing, we believe that we do not have sufficient cash to operate for approximately one (1) month.

                             DESCRIPTION OF BUSINESS

      Limelight Media Group was incorporated on May 17, 1996, in the State of Nevada as Multinet International Corporation. On September 26, 2001, Multinet consummated an agreement to acquire all of the then outstanding capital stock of Limelight Media Group, Inc., formerly Showintel Networks, Inc., a Nevada corporation, in exchange for 18,000,000 shares of Multinet's common stock. Prior to the acquisition of all of the outstanding capital stock of Limelight, Multinet was a public company with no operations or assets and 2,431,000 shares of common stock issued and outstanding. Limelight was a privately held company with assets being used for the development of video-streaming technology. Limelight became a wholly-owned subsidiary as of the date of closing. The existing officers and directors of Multinet appointed David V. Lott as a director of Multinet before resigning, effective as of the closing of the transaction. On September 1, 2002, Multinet purchased all of the outstanding capital of Uniguest of Tennessee, Inc., a Tennessee corporation, in consideration for 500,000 shares of Multinet's common stock. Uniguest installed and operated public internet access terminals in hotels throughout the United States. Limelight divested itself of its ownership in Uniguest effective October 6, 2003. On October 3, 2003, Multinet amended its Articles of Incorporation to change its name to Limelight Media Group, Inc.

BUSINESS OVERVIEW OF LIMELIGHT MEDIA GROUP, INC.


      Limelight Media has developed a proprietary digital out-of-home media network. The network is centrally managed and is applicable over the growing digital signage industry in any location where a message needs real time display. The current core focus for Limelight Media is the theater industry.

      Limelight Media has developed a system to distribute digitally advertisements, marketing messages and entertainment video content via broadband connection for viewing in movie theater lobbies, on theater screens and in retail locations. The Content Management System, developed by Limelight Media, facilitates digital video content to be transmitted in digital files, replacing the soon-to-be antiquated utilization of photographic slides, VCR tape and DVDs. The primary focus of deployment for Limelight Media's technology has been within movie theaters. Limelight Media has two types of clients, the "location partner," and the advertiser who wishes to reach the patrons that visit the location partner's venues. A location partner can be a theater owner, retail storeowner or whoever is charged with the marketing and management of a physical facility.


      Limelight Media provides a turn-key solution for businesses desiring digital signage systems for information display. Limelight Media contacts high traffic businesses such a movie theaters, malls, restaurants and retail stores to determine if a digitally managed captive audience networks is desired. Limelight Media installs all necessary servers and displays for its customers. The system is connected via broadband internet to Limelight Media video and content management servers. Limelight Media provides this equipment at no cost to the location partner. Limelight Media generally provides the programming and markets the network space to potential advertisers. The location partner receives a portion of the revenue generated from advertising sales on a negotiated basis.

      Limelight Media has current or pending installations of its technology in theater locations across the country. Installations are currently operational in 4 theater locations. We have 35 pending theater location installations. Further, we have executed co-marketing agreements that augment its own sales and marketing team and that enables the company to simultaneously penetrate additional theaters.


      We plan to generate revenues for the installation of its location partner and by selling and marketing the advertisement that is displayed on its network. The advertising is presented on multiple screens installed by the company at the location. The displays are typically located above the concession stands or register checkout lanes, which we consider to be the ideal locations to attract the attention of patrons who are entering and leaving the location.


OVERVIEW OF STATE OF ADVERTISING INDUSTRY

      Spring 2002 ushered in the rebound of ad spending in the U.S., after the sharp declines following the dot-com bubble burst and the World Trade Center terrorist attacks. Since then, the advertising market in the U.S. has climbed to $89.6 billion for the first three quarters of 2003. According to TNS Media Intelligence/CMR, the broadcast sector accounted for $46.9 billion, while the print sector accounted for 37.9 billion.

      According to Universal McCann, the continued climb is expected through 2004, with total U.S. ad spending projected at $266.4 billion boosted by the Olympics and election spending, and worldwide spending at $498.3 billion. ZenithOptimedia offers a more conservative outlook, estimating U.S. spending at $156.4 billion and worldwide spending at $342.6 billion.

      But despite the rebound in spending, it is not business as usual. The advertising industry is grappling with change. Despite a rebounding economy, marketers remain under pressure to cut costs and prove the return on their marketing investments, while digital technologies, shifting customer behavior and demographics, and demands for accountability are challenging traditional mediums. Cable, DVDs, TiVo, the Internet, and video games are also affecting television viewing patterns. (Television continues to be the biggest advertising medium, accounting for 23% of total U.S. ad spending.). Marketers are increasingly seeking alternative ways to reach customers who no longer will sit through commercials. Young adults, the most desired audience by advertisers, for example, are either not watching television or are pre-recording shows for later viewing, during which, they skip over commercials. In particular, young men, ages 18-34, who readily adopt new technologies, are playing more video games, using more DVDs, spending more time online, and watching less broadcast TV. As a growing trend, we believe this presents a problem for traditional media (radio, television, and print), while creating opportunities for alternative media that provide access to an increasingly elusive audience.

CINEMA ADVERTISING

      Long an accepted advertising medium in Europe and the rest of the world, cinema advertising is finally enjoying growth in the U.S., prompting Regal, Screen Vision, and the National Cinema Network (the three represent 77% of all cinema advertising today) to found the Cinema Advertising Council ("CAC") in 2003. Today, the CAC represents 95% of the movie screens in the United States. Regal, the largest of them all, increased its "other," non-box office or concession revenue, to 60% in the first half of 2003 because of cinema advertising.

      A study released by Arbitron earlier this year indicated that cinema ads have a high attention factor, with 86% of moviegoers aware of the advertising run on the screen. Further, the study indicated that on average, the average moviegoer is educated, active, and likely to have a household income above $75,000. Nielsen partnered with the CAC to develop Nielsen Cinema, an in-theater audience measurement service for buying and selling cinema advertising. The first results show that the audience television is losing, especially young males ages 18-34 are going to the movies. Nielsen found that in an average month, 100 million people went to the movies, 35% of whom were adult males, with 18-34 year old males representing 19% of the overall total.

      Media buyers are now predicting that the data will encourage more advertisers to tap into in cinema advertising. Universal McCann predicts that the industry will see an increase in non-traditional, targeted ad buys in 2004, especially with cinema and the Internet, because of increasing frustration with network TV's rising costs and decreasing viewers.

IN-STORE NETWORKS

      In July, Levi Strauss declined to use traditional advertising mediums to launch its Signature jeans, a lower-priced line. With three 30-second spots, the company decided to advertise only in Wal-Mart Stores, with support on in-store signage, and weekly add circulars. The 100 million shoppers that Wal-Mart TV delivers weekly is only part of the attraction to the in-store network. The comparatively low cost of in-store network advertising and the ability to target consumers at the point of sale is the bigger reason. According to Point of Purchase Advertising International ("POPAI"), 75% of purchasing decisions are made in the store.

      Founded 10 years ago, Prime Retail Network (PRN) is today the biggest operator of in-store networks in the United States. In addition to operating Wal-Mart TV, they also operate the networks for Best Buy, Kroger's, Circuit City, Sam's Club, FootAction USA, and Ralphs supermarket. The company charges from $50,000 to $300,000, depending on frequency, for four-week flights. (These figures are similar to prime-time cable ad buys.) Monitored by Nielsen Media Research, PRN claims that its networks deliver 170 million gross impressions each month. PRN also claims that its Wal-Mart network alone delivers 118 million unduplicated viewers every four weeks, far more than any network besides NBC, CBS, ABC, and FOX. PRN delivers a broadcast program on a monthly cycle that cannot be segmented to markets or demographics.

      Onvance, an Atlanta-based company founded by Conoco, Irving Oil, Suncor, Tesoro, and Warren Equities, uses a direct-to-store broadband satellite infrastructure to provide convenience stores with an InStore Advertising Network. Flat-screen television monitors are located at the checkout and other areas of the stores. Launched in June 2002, Onvance's InStore Network is now in over 350 stores in Denver, Raleigh/Durham, New England, and Toronto.

      Narrowcasting is the practice of aiming a product at a very specific demographic market. And like cable, in-store TV is a form of narrowcasting. We believe that in-store TV shows promise, as it allows retailers to attract advertising from companies who don't sell their products through supermarkets, for example, but who want to reach a well-defined, regular audience.

      Retailers are less interested in generating media revenue than in increasing sales, so it follows that most are looking to companies like PRN and Onvance to operate and manage their networks, including advertising sales, rather than doing it themselves. And for marketers, the ability to target consumers at the point of sale is the primary attraction to in-store TV, which may well accelerate its acceptance as an advertising media. We believe that this is Limelight Media's strength. Whereas, most large networks are broadcast, Limelight Media can pinpoint the message to the market, store or demographic profile.

DIGITAL SIGNAGE

      There is growing interest in replacing conventional printed signs with electronic ones. Digital signs are easier to update, can be customized by season, time of day and location, and allow a higher level of control and consistency. Most importantly, Limelight's management believes, they deliver the brand message at the point of purchase, where, according to POPAI, over 75% of purchasing decisions are made.

      Digital signage combines video and other media-rich content to create dynamically changing advertising. We believe that the wide range of uses for digital signage - from displaying ads of discounted products to delivering up-to-the-minute news, to serving as an information provider - present tremendous opportunity. The advantages to digital signage include its lower cost; it's a direct communication medium; it can use the same infrastructure used for employee and customer communications; and, it drives sales at the point of sale. Digital signage is particularly important to retail environments where in-store promotions change frequently and where price is a primary means of competition.

      Many retailers are discovering the impact of interactive visuals at the point of purchase, targeted to specific, personalized consumer interests and served up instantaneously across a digital network. Most signage today has been limited to printed ones or distributed via videotapes and DVDs that play the same content over and over again. The content could neither be adapted nor repackaged based on regional preferences, lifestyles, or buying patterns in a particular market. In contrast, digital signage and messaging systems can be targeted to time of day, day of the week, store location, current weather conditions-whatever is key to connecting with customers at that place and time - making it possible to quickly assemble creative programming. We believe that that flexibility can translate into increased retail sales.

      There are hurdles to digital signage, which include the cost of technology that may prevent mid-to-lower tier retail establishments from taking advantage of digital signage, and lack of research into digital signage effectiveness may slow marketers from making major investments. We believe that the ability of the new medium to combine electronics, entertainment, and communication for increasing brand awareness, for connecting directly with consumers, and for generating a new revenue stream is making retailers take a closer look at companies who will operate and manage a digital sign network.

POINT-OF-PURCHASE ADVERTISING

      Point-of-purchase advertising is a large segment of the advertising industry, according to POPAI. It is estimated that 75% of purchasing decisions being made at the point of sale; therefore, marketers continue to seek ways to take their messages into the retail environment to reinforce their messages in other media, particularly those in print and television.

IN-STORE MEDIA AND DIGITAL MEDIA NETWORKS

      Point-of-purchase, in-store networks, and digital signage - together they comprise "in-store media," which could become the fastest-growing of the POP disciplines.

      According to POPAI, technology is driving new and improved uses of retail marketing. New forms of POP advertising are growing in importance, including digital signage, narrowcasting, and interactive kiosks. And increasingly, retailers are looking to POP advertising to differentiate themselves from the competition.

      But while marketers and ad agencies believe that digital in-store communication will play an increasingly important role in the future, many still do not understand the medium. This is due, in large part, to the fact that most providers have emphasized digital media network technologies rather than there being a way to better communicate sales promotions, product, and corporate messages to consumers at the point-of-sale. Further, digital media networks can easily be tied to customer relationship management, supply chain management, and business intelligence systems. Digital media networks can provide retailers with the ability to deliver instant messaging while eliminating the guesswork normally associated with POP development and display. We believe that digital media, POP can indeed become the strategic tool for extending a manufacturer's brand identity throughout the shopping experience.

      Successful implementation must take into account aesthetics and customer traffic patterns. Additionally, the system must be reliable and secure as digital signage can become a key point of contact with the customer. Finally, because in-store media remains an expensive proposition, costs must be measured to determine return on investment.

      Limelight Media created the digital management system specifically to address the needs of the market. Video content is managed at individual or multiple locations simultaneously. Each remote location is managed separately from other locations through proprietary software created by Limelight for Limelight. Limelight Media is currently upgrading the software and hardware systems to streamline the insertion of advertising content from the source providers and manage available inventory on a site-by-site basis. Upon the successful deployment of the upgrade, Limelight Media intends to apply for a patent on its content management system.

MARKETING PROGRAMS

      Y2MARKETING


      Y2Marketing is a marketing service agency that was started in 1994 by partners Richard Harshaw and Edward Earle and was known as Marketing Strategies. From that time to 1998, the company worked with over 9,000 different businesses in over 350 different industries through seminars, workshops, one-on-one consulting, and individual consultations. During this same time, Y2Marketing began offering various marketing fulfillment services to their clients in the form of printing, advertising placement, media services, design services, Internet development, and so forth.


      Y2Marketing has been responsible for the development of a national marketing campaign to educate advertising agencies in the benefits of the Limelight captive audience network. As of this filing, four separate direct mail pieces have been distributed to over 5000 agencies with detailed information concerning captive audience networks and specifically Limelight Media Group. Additionally, Y2Marketing is distributing the media kits and direct mail pieces to their current clients and potential clients in an effort to develop business with Limelight with their current business customers.

      MANDALAY ENTERTAINMENT

      Mandalay is a family of companies, which includes Mandalay Pictures, Mandalay Television, Mandalay Media Arts, Mandalay Branded Entertainment, and Mandalay Sports Entertainment and several professional sports teams. Mandalay is headed by Chairman & CEO Peter Guber, who has produced such blockbuster films as Batman, Rainman, Flashdance, and was the former Chairman & CEO of Sony Pictures Entertainment. Mr. Guber also formerly ran Columbia Pictures, PolyGram, and Casablanca, overseeing film, TV, video, music, licensing, merchandising, etc. operations.

      Mandalay has been retained by Limelight Media to assist us in the development of a branded entertainment program for the Limelight Network. Mandalay is also assisting in the expansion of the Limelight Network to numerous markets by introducing the Limelight Network to its customers and business associates.

      MPH ENTERTAINMENT

      MHP Entertainment was launched in January of 1996 by Jim Milio, Melissa Jo Peltier and Mark Hufnail. MPH Entertainment specializes in the production of feature films, telefilms, television series and specials. MPH has produced over 150 hours of primetime television programming and two independent feature films. In 2002, Tom Hanks' Playtone Company co-produced, in association with MPH Entertainment, the box office hit My Big Fat Greek Wedding, winner of a People's Choice Award and the highest grossing independent feature film in history. MPH Entertainment is actively producing specials and series for The History Channel, the A&E Television Network, the Sci-Fi Channel, VH-1 and the Discovery Communications family of channels. MPH Entertainment's other successful titles include The Founding Fathers, Discovery Channel's Eco-Challenge Australia, Inside Islam and In the Footsteps of Jesus

      MPH Entertainment has been retained by Limelight Media to produce the "In the Limelight" program. The program is scheduled for first release in May 2004 in approximately 80 theater lobbies. The program is currently in 4 theaters and will be deployed as new theaters are installed. The program will be updated monthly with new content. As the Limelight Network grows, Limelight Media intends to have MPH Entertainment create proprietary programming for the Limelight Network.


EMPLOYEES

      As of June 16, Limelight Media had seven (7) employees. We intend to hire additional employees upon securing the necessary operational and equipment financing. All of our employees are located at the Company's headquarters in Tennessee. None of the Company's employees are subject to any collective bargaining agreement.

RECENT DEVELOPMENTS

      On June 16, 2004, Limelight Media entered into a Resale Agreement with Champ Car World Series. Pursuant to the Resale Agreement, Champ Car granted to Limelight Media a license to use the images, logo and name of Champ Car and its sponsors in the development and promotion of the Champ Car Themed Soft Zones. The Champ Car Themed Soft Zones provide media space, which may be sold to third parties. The term of the Resale Agreement is thirty-six months and will renew automatically for additional one-year terms unless either party provides thirty days prior written notice of its intent not to renew the agreement. The Champ Car Thermed Soft Zone is a seating area placed in mall concourses that contains plasma screens and interactive touch-screens. The programming displayed on the screens is Champ Car World Series related. The interactive touch-screens provide information and promotional material to interested parties.

                                   MANAGEMENT

      Our directors, executive officers and key employees as of June 16, 2004, are as follows:

     NAME               AGE     POSITION
     ----               ---     --------

     David V. Lott      47      President, Chief Executive Officer and Director
     John Fraier        58      Chief Financial Officer
     Ron Ricciardi      42      Director
     Peter Kertes       54      Director


      The name, age, and respective position of each officer and director of Limelight Media is set forth below. Each Director shall serve until the next annual meeting of Limelight stockholders or until other officers and directors are duly elected and qualified. Directors are elected for a one-year term at the annual stockholders' meeting. Officers hold their positions at the will of the board of directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Limelight Media's affairs.

DAVID LOTT

      Mr. Lott has served as President, Chief Executive Officer and a Director of Limelight Media since September 2001. Mr. Lott has 20 years experience in business development and management. In addition to his responsibility to Limelight Media, Mr. Lott is President and founder of Daody Management, Inc. Daody is a warehousing and storage management company in the Greater Memphis area of Tennessee and encompasses properties in several locales of southern Texas. Properties under his management include the Canon Computer Distribution Warehouse and PanAm Flight Training Academy. Mr. Lott developed this real estate, storage and management company since its inception in March 1992. In 1982, Mr. Lott founded and operated Landscapes Unlimited, Inc. Landscapes Unlimited, Inc. was a commercial landscape contract and management company. Mr. Lott orchestrated the company's sale to Orkin International in 1994.

RON RICCIARDI

      Mr. Ricciardi has served as a Director of Limelight Media since February 9, 2004. From June, 2003 to the present, Mr. Ricciardi has served as President and Chief Executive Officer of FBO Air, Inc., a company that acquires fixed base operations serving the general and private aviation marketplace across the United States. From August, 2001 to May, 2003, Mr. Ricciardi served as President and Chief Executive Officer of P&A Capital Partners, Inc. (and a predecessor organization), an entertainment finance company chartered to fund the distribution of independent films. Mr. Ricciardi was also the co-founder of eTurn, a high technology service provider. From June, 1999 to September 2000, Mr. Ricciardi served as eTurn's Chairman and Chief Executive Officer, where he developed a consolidation strategy, negotiated a pipeline potential merger and acquisition candidates, published placement memoranda and executed multiple private, institutional and venture capital presentations. From May, 1995 to May, 1999, Mr. Ricciardi served as President and Chief Executive Officer of Clearidge, Inc., a leading regional consumer products company, where he provided strategic and organizational development and led a consolidation effort, which included 14 transactions. From 1984 to 1993, Mr. Ricciardi served in multiple positions of increasing responsibility, including as an Area Vice-President for Pepsi-Cola Company.

PETER KERTES

      Mr. Kertes has served as a Director of Limelight Media since February 6, 2004. From 2003 to the present, Mr. Kertes has managed private assets for clients and family members. From 1997 to 2003, Mr. Kertes was founder, editor and owner of AlertInvestor.com; an online investment newsletter with respect to current events, market analysis and stock research. From 1993 to 1996, Mr. Kertes was Executive Director and partner in charge of the Budapest office of Central Europe Trust Co. Central Europe Trust Co. is a strategic and financial consulting firm in Eastern Europe. From 1992 to 1993, Mr. Kertes served as an Advisor to the State Property Agency of Hungary. Mr. Kertes advised with respect to the country's privatization strategy and implementation. Mr. Kertes assisted in securing sponsorship deals with Coca Cola and Fiat and handled protocol on the Prime Minister's State invitations. From 1984 to 1992, Mr. Kertes founded and ran Kertes, Moss & Co., a Houston based regional investment banking firm, specializing in corporate finance, merges and acquisitions and leverage buyouts. From 1982 to 1983, Mr. Kertes was CEO of Datalab, a public company providing information and data processing services to the healthcare and pharmaceutical industries. From 1978 to 1981, Mr. Kertes served as Finance Manager at M.W. Kellogg Co., an international engineering firm. From 1977 to 1978, Mr. Kertes worked for Paine Webber. Mr. Kertes received a B.A. of Harvard University and a Masters in Business Administration from the University of Chicago and University Catholique de Louvain (Belgium).

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Registrant's directors, certain officers and persons holding 10% or more of the Registrant's common stock to file reports regarding their ownership and regarding their acquisitions and dispositions of the Registrant's common stock with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish the Registrant with copies of all Section 16(a) forms they file.

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange commission initial reports of ownership and reports of changes in ownership of Common Stock and other of our equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us copies of all Section 16(a) forms they file.

      Based on available information, we do not believe that all filings with respect to Section 16(a) are current. We believe that one director is not currently in compliance with Section 16(a).

CODE OF ETHICS

      Limelight Media has adopted a formal code of ethics that applies to our principal executive officer and principal accounting officer, all other officers, directors and employees. This code of ethics is filed with the Securities and Exchange Commission as an exhibit to our Annual Report for the year ended December 31, 2003.

COMMITTEES

      Currently, the Board of Director has not established any committees. Limelight Media does not have an audit committee nor has it appointed a financial expert for an audit committee.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                                           -----------------------------  -------------------------------------------------
                                                                                   AWARDS                   PAYOUTS
                                                                          ------------------------  -----------------------
                                                               OTHER      RESTRICTED   SECURITIES
                                                               ANNUAL       STOCK      UNDERLYING     LTIP      ALL OTHER
                                           SALARY   BONUS   COMPENSATION   AWARD(S)   OPTIONS/SARS   PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR      ($)      ($)        ($)          ($)          (#)          ($)         ($)
---------------------------       ----     ------   -----   ------------  ----------  ------------  --------   ------------
            (A)                    (B)      (C)      (D)        (E)          (F)          (G)          (H)         (I)
---------------------------       ----     ------   -----   ------------  ----------  ------------  --------   ------------
David V Lott(1)                   2003         --      --             --   2,000,000            --       --            --
                                  2002         --      --             --          --            --       --            --
                                  2001         --      --             --          --            --       --            --

---------------

(1)   Mr. Lott became President of Limelight Media on September 26, 2001.

      The following table contains information regarding options granted during the year ended December 31, 2003 to Limelight Media's named executive officer.

                             OPTION/SAR GRANTS TABLE

                                                            % TOTAL
                                                          OPTIONS/SARS
                                                           GRANTED TO
                                   NO. OF SECURITIES    EMPLOYEES IN YEAR
                                     UNDERLYING         ENDED DECEMBER 31
                                    OPTIONS/SARS             2003          EXERCISE OR BASE PRICE
NAME                                 GRANTED (#)              (%)               ($ PER SHARE)           EXPIRATION DATE
----                                 -----------        ------------------ ----------------------       ---------------
David V. Lott                                   --                --                   --                     --
President and Chief Executive
Officer

      The following table contains information regarding options exercised in the year ended December 31, 2003, and the number of shares of common stock underlying options held as of December 31, 2003, by Limelight Media's named executive officer.


                        AGGREGATED OPTIONS/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTIONS/SAR VALUES

                                                               NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS/SARS      IN-THE-MONEY OPTIONS/SARS
                                    SHARES                                AT FY-END                      AT FY-END
                                 ACQUIRED ON        VALUE        -----------------------------   ---------------------------
                                   EXERCISE       REALIZED                   (#)                            ($)
                                 -----------      --------       -----------------------------   ---------------------------
NAME                                 (#)             ($)         EXERCISABLE     UNEXCERSIABLE   EXERCISABLE   UNEXERCSIABLE
----                             -----------      --------       -----------     -------------   -----------   -------------
David V. Lott                         --               --              --                --             --            --
President and
Chief Executive Officer


STOCK OPTION GRANTS IN THE PAST FISCAL YEAR

      We have not issued any grants of stock options in the past fiscal year to any officer or director.

EMPLOYMENT AGREEMENT

      Currently, we have written employment agreements with four of our employees.

      On October 1, 2003, we entered into an Employment Agreement with Thadd Brooks to act as Internet Technology Manager for a term of three years, whereby he receives a base salary of $5,000 per month. Further, if funds are not available to pay the salary, Mr. Brooks will be paid in shares of the Company's common stock equal to the salary divided by the bid price on the last day of the month preceding the date the salary was due.

      On October 1, 2003, we entered into an Employment Agreement with Richard McCourt to act as Field Operations Manager for a term of three years, whereby he receives a base salary of $5,000 per month. Further, if funds are not available to pay the salary, Mr. McCourt will be paid in shares of the Company's common stock equal to the salary divided by the bid price on the last day of the month preceding the date the salary was due.

      On October 1, 2003, we entered into an Employment Agreement with John Fraier to act as Chief Financial Officer for a term of three years, whereby he receives a base salary of $7,000 per month. Further, if funds are not available to pay the salary, Mr. Fraier will be paid in shares of the Company's common stock equal to the salary divided by the bid price on the last day of the month preceding the date the salary was due.

      On October 1, 2003, we entered into an Employment Agreement with Dorothy Garrington to act as Executive Assistant for a term of three years, whereby she receives a base salary of $4,000 per month. Further, if funds are not available to pay the salary, Mrs. Garrington will be paid in shares of the Company's common stock equal to the salary divided by the bid price on the last day of the month preceding the date the salary was due.

OTHER COMPENSATION

      There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of Limelight Media in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by Limelight Media. No remuneration is proposed to be paid in the future directly or indirectly by Limelight Media to any officer or director since there is no existing plan, which provides for such payment, including a stock option plan.

                             DESCRIPTION OF PROPERTY

      We lease a 2,850 square feet office in Cordova, Tennessee, at a cost of $2832.00 per month. The lease expires on June 1, 2006. Limelight Media has an option to renew the lease for a period of three years. In addition, Limelight owns approximately $90,103 of miscellaneous office furniture and equipment, including computers, net of accumulated depreciation of $48,248.

                                LEGAL PROCEEDINGS

      There are three pending or threatened litigation matters related to Limelight, which are as follows:

      Pending in the State Court of Cherokee County, Georgia, is case number 02-SC-1082, styled D & D Management, Inc. v. Multinet International, Inc., d/b/a Limelight Media Group, Inc, Inc., and David V. Lott, filed September 9, 2002. D & D Management, Inc. is alleging it entered into a loan agreement with the Company in February of 2002 for fifty-four thousand dollars ($54,000.00) which has not been repaid. The Company is defending on the basis that it issued D & D Management, Inc. a total of 89,000 shares in lieu of repayment and for settlement. D & D Management, Inc. is responding that the shares were issued for consulting services. The Company denies services were rendered The Company is pursuing settlement negotiations and has recognized as a potential liability of approximately twenty-five thousand dollars ($25,000.00). No known motions are outstanding and the matter remains pending.

      There is litigation threatened regarding Clickplay, Inc. Clickplay, Inc. has alleged claims against the Company for non-payment of deposits related to a consulting services agreement. The Company was unable to secure adequate financial backing to engage Clickplay, Inc. and no services were rendered by Clickplay, Inc. However, Clickplay, Inc. claims deposits totaling ninety-three thousand dollars ($93,000.00) remain due. Clickplay, Inc. filed suit February 19, 2002, in the Circuit Court of Tennessee for the Thirtieth Judicial Circuit at Memphis in an action styled Clickplay, Inc. v. Limelight, Inc., case number 00092502D.5AD. A default judgment was entered in favor of Clickplay, Inc.
against Limelight, Inc. on April 23, 2004. On June 7, 2004, a Notice of Garnishment from the State of Tennessee was delivered to First Tennessee Bank with respect to the $93,345.00 judgment, $16,274.94 in interest and $345.00 in costs.

      Pending in the Circuit Court of Tennessee, is case # CT-006990-03, styled Terrance Lall, Lester Hall and Heath Wilson vs, Limelight Media Group, Inc, formerly known as Showintel Networks, Inc, David V. Lott and the David V. Lott Living Trust, filed December 16, 2003. Mr. Lall, et. al., is alleging breach of contract against the defendants and seeks (1) an order declaring that the plaintiffs are not in breach of a stock purchase agreement to purchase 5,000,000 shares of common stock, (2) that the plaintiffs have lawfully exercised their rights under the stock purchase agreement to withhold the balance of their investment at this time, (3) that the plaintiffs are entitled to the 5,000,000 shares of common stock and an additional 1,000,000 shares of common stock pursuant to a consulting agreement, (4) that Mr. Lall holds the proxy to vote 17,000,000 shares of common stock held by David V. Lott and/or the David V. Lott Living Trust and (50 payment under an employment agreement for the sum of $15,000 per month plus benefits. According to the complaint, Mr. Lall entered into a stock purchase agreement, employment agreement and consultant agreement with the Company on October 27, 2003. According to the agreements, Mr. Lall entered an agreement to purchase shares in the Company for an investment of $150,000 with a right for further investments. Additionally, Mr. Lall contends that he was entitled to an employment and consulting agreement. Mr. Lall attests that he performed according to the contracts. Limelight is challenging the lawsuit and intends to vigorously defend against the lawsuit. The Company denies receiving the funds despite delivering the stock to Mr. Lall according to the stock purchase agreement. Limelight has filed a defense and counterclaim against Mr. Lall for damages and failure to perform. The counterclaim seeks damages in excess of $9,000,000.00

      On Dec 31, 2004, Mr. David V. Lott, President and CEO of the Company, filed for protection under US Bankruptcy Code Chapter 13, in the United States Bankruptcy Court, Western District of Tennessee, Western Division. On Dec 17, 2004, Mr. Lott was forced to repurchase shares distributed to LaJolla Cove Investors and Mammoth Corp. under terms of agreements between the Company and the two parties. As senior officer, Mr. Lott was required to personally guarantee the agreements when originally executed. While the repurchase of the shares prevented the parties from liquidating the shares in the open market, the repurchase also prevented Mr. Lott from honoring personal obligations therefore Mr. Lott was forced to seek protection. On May 17, 2004, the Chapter 13 filing by Mr. Lott was dismissed.

                             PRINCIPAL STOCKHOLDERS

      The following table presents certain information regarding the beneficial ownership of all shares of common stock at June 16, 2004 for each executive officer and director of our Company and for each person known to us who owns beneficially more than 5% of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon the 63,095,338 common shares issued and outstanding at June 16, 2004 and ownership by these persons of options or warrants exercisable within 60 days of such date. Also included is beneficial ownership on a fully diluted basis showing all authorized, but unissued, shares of our common stock at June 16, 2004 as issued and outstanding. Unless otherwise indicated, each person has sole voting and investment power over such shares.

      We are registering 58,211,160 shares of common stock in this offering. These shares represent approximately 58% of our authorized capital stock and would upon issuance represent approximately 58% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to effect a change in control of Limelight Media.


                                     PRINCIPAL SHAREHOLDERS
-------------------------------------------------------------------------------------------------------------
                                                                                  AMOUNT OF
                                                                                 BENEFICIAL        PERCENT OF
TITLE OF CLASS       NAME AND ADDRESS OF BENEFICIAL OWNER                         OWNERSHIP        CLASS (1)
--------------       ------------------------------------                         ---------        ---------
Common               David V. Lott Living Trust                                  18,292,000           29.0%
                     1701 Tall Forrest Lane
                     Collierville TN  38017

Common               John Fraier                                                    195,000               *
                     8000 Centerview Parkway, Suite 115
                     Memphis, TN  38018

Common               Ron Ricciardi                                                  600,000               *
                     8000 Centerview Parkway, Suite 115
                     Memphis, TN  38018

Common               Peter Kertes                                                 4,333,665            6.9%
                     8000 Centerview Parkway, Suite 115
                     Memphis, TN  38018

Common               All Officers and Directors as a Group (4 individuals)       23,420,665           36.8%

---------------

*     Represents less than 1%.

(1) Applicable percentage of ownership is based on 54,295,338 shares of common stock outstanding as of June 16, 2004 together with securities exercisable or convertible into shares of common stock within 60 days of June 16, 2004 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 16, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During the last two years, other than as set forth below, there has not been any transaction, or proposed transactions, to which Limelight Media was or is to be a party, in which any of the officers, directors, key employees, or 5% or greater shareholders, had or are to have a direct or indirect material interest.

      On January 18, 2002 Limelight Media entered into a management agreement with several officers of See/Saw Communications, Inc. The agreement provides for strategic planning and general business services for a period of one year in consideration of 760,000 shares of Limelight Media's common stock, to include 330,000 shares to Ms. Marna Grantham, the President of See/Saw Communications, Inc. We have valued this transaction at $494,000 or $0.65 per share, which has been expensed during the year December 31, 2002.

      During the six month period ended June 30, 2002, Mr. David V. Lott, our President and a Director of Limelight Media's common stock owned by him to various consultants for payment on consulting agreements entered into during 2001. The value of the shares at the consummation of these agreements were $0.65 per share which we have recorded a stock payable-related party totaling $535,950 for these shares to be issued in the future to Mr. Lott as a replacement. We have expensed $416,794 for the year ended December 31, 2002 and $119,156 for the year ended December 31, 2001 for a total accumulated expense of $535,950 as of December 31, 2002. During November 2002, we issued 600,000 shares of our common stock to Mr. Lott in satisfaction of the stock payable-related.

      During November 2002, we issued 2,000,000 shares of our common stock to Mr. Lott in satisfaction of due to stockholder totaling $323,303.

      On April 16, 2003, we issued  580,000  shares of our common stock to David
V. Lott, our President and a Director, in satisfaction of a $58,000 reduction of due to stockholder. On the date of issuance, the market price of the common stock was $0.10.

      In May 2003, David V. Lott, our President and a Director, borrowed $40,000 from a third party lender using 296,000 shares of his personal common stock of Limelight Media as collateral and loaned the $40,000 to Limelight Media. In August 2003, the lender sold the stock in consideration of interest on the loan totaling $9,700. On December 12, 2003, Limelight Media issued 296,000 shares of common stock to Mr. Lott to replace the stock sold by the lender. On the date of issuance, the market price of the common stock was $0.08. We recorded the issuance as interest expense totaling $23,680. Further, Mr. Lott paid the loan in December 2003 along with an additional $17,238 in interest. As the proceeds from the loan were used to pay expenses on behalf of Limelight Media, we increased the loan from Mr. Lott and recorded interest expense totaling $17,238.

      On June 11, 2003, we issued 880,000 shares of our common stock to David V. Lott, our President and a Director, for services at $0.11 per share. On the date of issuance, the market price of the common stock was $0.11.

      On August 25, 2003, we issued 1,383,555 shares of our common stock to David V. Lott, our President and a Director, for services at $0.04 per share. On the date of issuance, the market price of the common stock was $0.04.

      On October 26, 2003, we issued 250,000 shares of our common stock to David
V. Lott, our President and a Director, for services at $0.11 per share. On the date of issuance, the market price of the common stock was $0.11.

      On October 1, 2003, we entered into an Employment Agreement with Thadd Brooks to act as Internet Technology Manager for a term of three years, whereby he receives a base salary of $5,000 per month. Further, if funds are not available to pay the salary, Mr. Brooks will be paid in shares of Limelight Media's common stock equal to the salary divided by the bid price on the last day of the month preceding the date the salary was due.

      On October 1, 2003, we entered into an Employment Agreement with Richard McCourt to act as Field Operations Manager for a term of three years, whereby he receives a base salary of $5,000 per month. Further, if funds are not available to pay the salary, Mr. McCourt will be paid in shares of Limelight Media's common stock equal to the salary divided by the bid price on the last day of the month preceding the date the salary was due.

      On October 1, 2003, we entered into an Employment Agreement with John Fraier to act as Chief Financial Officer for a term of three years, whereby he receives a base salary of $7,000 per month. Further, if funds are not available to pay the salary, Mr. Fraier will be paid in shares of Limelight Media's common stock equal to the salary divided by the bid price on the last day of the month preceding the date the salary was due.

      On October 1, 2003, we entered into an Employment Agreement with Dorothy Garrington to act as Executive Assistant for a term of three years, whereby she receives a base salary of $4,000 per month. Further, if funds are not available to pay the salary, Mrs. Garrington will be paid in shares of Limelight Media's common stock equal to the salary divided by the bid price on the last day of the month preceding the date the salary was due.

      On November 14, 2003, we issued 150,000 restricted shares of our common stock to David V. Lott, our President and a Director, for services at $0.12 per share. On the date of issuance, the market price of the common stock was $0.12.

      On November 14, 2003, we issued 155,000 restricted shares of our common stock to John Fraier, our Chief Financial Officer, for services at $0.12 per share. On the date of issuance, the market price of the common stock was $0.12.

      On November 14, 2003, we issued 2,026,000 restricted shares of our common stock to various employees for services at $0.12 per share. On the date of issuance, the market price of the common stock was $0.12.

      On December 12, 2003, we issued 90,000 restricted shares of our common stock to John Fraier, our Chief Financial Officer, and various employees in satisfaction of accounts payable and accrued expenses at $0.10 per share. On the date of issuance, the market price of the common stock was $0.08.

      On December 12, 2003, we issued 150,000 restricted shares of our common stock to David V. Lott, our President and a Director, for services at $0.08 per share. On the date of issuance, the market price of the common stock was $0.08.

      In January 2004, Limelight Media issued 150,000 shares of common stock to the President and majority stockholder for services at $0.15 per share.

      In February 2004, Limelight Media issued 150,000 shares of common stock to the President and majority stockholder for services at $0.47 per share.

      During the year ended 2003, we terminated an agreement with Erik Nelson, a former officer. The officer sued and won judgment for unpaid services totaling $16,800 and $25,000, respectively. We settled with the former officer with the assistance of a third party entity, who agreed to purchase the former officer's outstanding warrants to purchase 990,000 shares of Limelight Media's common stock in exchange for $18,000. In return, the former officer agreed to forgive all remaining debts owed by Limelight Media's. Prior to the settlement, we had accrued $57,500 to the former officer. We recorded the satisfaction of this liability as a $57,500 contribution to additional paid-in capital.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

      Our common stock has been publicly traded since July 1996. The securities are traded on the over-the-counter securities market through the National Association of Securities Dealers Automated Quotation Bulletin Board System, under the symbol "LMMG.OB."

      The following table sets forth for the periods indicated the range of high and low closing bid quotations per share as reported by the over-the-counter market for the past two years. These quotations represent inter-dealer prices, without retail markups, markdowns or commissions and may not necessarily represent actual transactions.

                 YEAR 2002                               HIGH             LOW
                 ---------                               ----             ---
                 First quarter                           $1.05           $0.15
                 Second quarter                          $0.85          $0.072
                 Third quarter                           $0.27           $0.04
                 Fourth quarter                          $0.22           $0.05

                 YEAR 2003                               HIGH             LOW
                 ---------                               ----             ---
                 First Quarter                           $0.24          $0.065
                 Second Quarter                          $0.15           $0.05
                 Third Quarter                           $0.10           $0.02
                 Fourth Quarter                          $0.12           $0.04

                 YEAR 2004                               HIGH             LOW
                 ---------                               ----             ---
                 First Quarter                           $0.78           $0.17
                 Second Quarter                          $0.20           $0.10


      On June 16, 2004, the closing price of our common stock as reported on the Over-the-Counter Bulletin Board was $0.05 per share. On June 16, 2004, we believe we had in excess of 350 holders of common stock and 63,095,338 shares of our common stock were issued and outstanding. Many of our shares are held in brokers' accounts, so we are unable to give an accurate statement of the number of shareholders.

      DIVIDENDS

      We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

RECENT SALES OF UNREGISTERED SECURITIES

      In April 2001, we issued 15,000,000 shares of our common stock to Mr. David V. Lott, our founder and President, for cash consideration totaling $247,725, or $0.0165 per share.

      In April 2001, we issued 3,000,000 shares of our common stock to Mr. David
V. Lott, our founder and President, for past services rendered totaling $49,500, or $0.0615 per share, which has been recorded as an expense during 2001.

      In September 2001, we issued 2,431,000 shares of our common stock for the acquisition of all the outstanding capital stock of Showintel Network, Inc. We recorded an expense of $2,431 during 2001 as a result of this transaction.

      In October 2001, we entered into a consulting agreement with a company to provide financial public relations service for a period of twelve months in consideration for 250,000 restricted shares of our common stock valued at $432,000. We valued this transaction by taking the average closing stock price five days before and after the date of the consulting agreement and then discounting by 10%. We believe that a 10% discount is appropriate considering the length of time for this consultant to have the ability to sell such shares in the future as a result of the restricted nature of the common stock and minimal historical daily trading volume for our common stock.

      In November 2001, we entered into a consulting agreement with a company to provide investor relations and advisory services for a period of twelve months in consideration for 350,000 restricted shares of our common stock valued at $103,950. We valued this transaction by taking the average closing stock price five days before and after the date of the consulting agreement and then discounting by 10%. We believe that 10% discount is appropriate considering the length of time for this consultant to have the ability to sell such shares in the future as a result of the restricted nature of the common stock and minimal historical daily trading volume for our common stock.

      In November 2001, we entered into a consulting agreement with a company to provide corporate finance and advisory services for a period of twelve months in consideration for warrants to purchase 1,000,000 shares of our common stock with a weighted average exercise price of $1.00. We have valued this transaction at $350,000.

      On January 18, 2002, we entered into a management consulting agreement with several officers of See/Saw Communications, Inc. The agreement provides for strategic planning and general business services for a period of one year in consideration of 760,000 shares of Limelight Media's common stock, to include 330,000 shares to Ms. Marna Grantham, the President of See/Saw Communications, Inc. We have valued this transaction at $494,000, or $0.65 per share, which has been expensed during the year ended December 31, 2002.

      In March and April 2002, we issued 760,000 shares of our common stock to various individuals of See/Saw Communications, Inc.

      In May 2002, we issued 905,000 shares of our common stock to various consultants for consulting expense valued at $316,750.

      In June 2002, we issued 10,000 shares of our common stock related to the exercise of warrants at $0.50 per share.

      During the six-month period ended June 30, 2002, Mr. David V. Lott, our President and a Director, had given 600,000 shares of Limelight Media's common stock owned by him to various consultants for payment on consulting agreements entered into during 2001. The value of the shares at the consummation of these agreements was $0.65 per share, which we have recorded a stock payable-related party totaling $535,950 for these shares to be issued in the future to Mr. Lott as a replacement. We have expensed $416,794 for the year ended December 31, 2002 and $119,156 for the year ended December 31, 2001, for a total accumulated expense of $535,950 as of December 31, 2002. During November 2002, we issued 600,000 shares of our common stock to Mr. David V. Lott, our President and a Director, in satisfaction of the stock payable-related.

      In July 2002, we entered into a consulting agreement with a company to provide marketing and consulting services in consideration of $30,000 per month, renewable each month. In September 2002, we did not renew the consulting agreement. However, we had compensated the consultant for two months of consulting services with the issuance of 600,000 shares of our common stock in satisfaction of $60,000 of services for the two months.

      In July 2002, we issued 150,000 shares of our common stock for cash at $0.10 per share.

      In July 2002, we issued 2,000,000 shares of our common stock for cash at $0.10 per share, net of offering cost of $20,000, through a Common Stock
Purchase Agreement. Pursuant to the agreement, a provision provides for a put-and-call right. The put right gives the purchaser the right to sell all or portion of the common stock for a cash price of $0.19 per share during the period from April 3, 2003 through July 3, 2003. The call right gives Limelight Media the right to purchase all or portion of the common stock for a cash price of $0.20 during the period from the date of the agreement through April 3, 2003. Mr. David V. Lott, our President and Director, has personally guarantee the provisions of the put right within the agreement in the event the stock value is less than the required purchase price.

      In August and September 2002, we issued 1,100,000 shares of our common stock to various consultants for consulting expense valued at $85,000.

      In September 2002, we issued 200,000 shares of our common stock for a note receivable totaling $20,000. We determined that the note was uncollectible and wrote off the entire balance for the year ended December 31, 2002.

      In September 2002, we entered into a consulting agreement with a company to provide investor relations for a period of twelve months in consideration of 300,000 shares of our common stock and warrants to purchase 200,000 shares of common stock with a weighted average exercise price of $0.75. We have valued this transaction at $25,000. We have issued both the shares of common stock and warrants as of December 31, 2002. We have recorded expenses for $17,709 and $7,291 for the years ended December 31, 2003 and 2002, respectively.

      In September 2002, we entered into a consulting agreement with a company to provide consulting and public relations for a period of thirteen months in consideration of 200,000 shares of our common stock and warrants to purchase 300,000 shares of common stock with a weighted average exercise price of $0.75. We have valued this transaction at $25,000. We have issued both the shares of common stock and warrants as of September 30, 2002. We have recorded expenses for $17,309 and $7,691 for the years ended December 31, 2003 and 2002, respectively.

      In November 2002, we issued 500,000 shares of our common stock for the acquisition of Uniguest of Tennessee, Inc.

      In November  2002,  we issued  600,000  shares or our common  stock to Mr.
David  V.  Lott,  our  President  and  Director,   in   satisfaction   of  stock
payable-related party totaling $353,950.

      In November 2002, Mr. David V. Lott returned 362,000 shares of common stock to Limelight Media, which we cancelled.

      During November 2002, we issued 2,000,000 shares of our common stock to Mr. David V. Lott, our President and a Director, in satisfaction of due to stockholders totaling $323,303.

      On November 7, 2001, we issued warrants to a consultant to purchase 1,000,000 shares of our common stock at an exercise price of $0.50 and $1.50, respectively. These warrants were exercisable upon issuance and expire November 12, 2004.

      On February 13, 2003, 177,000 shares were issued, at a price of $0.11 per share, to Market Pathways, a market development and research company, pursuant to Section 4(2) of the Securities Act of 1933. The shares were issued for services in the amount of $19,470. The shares are restricted as to resale under Rule 144. On the date of issuance, the market price of the common stock was $0.11 per share.

      On March 30, 2003, 30,000 shares were sold to Leslie Nelson for a total of $3,000, at a price of $0.10 per share. The shares were sold pursuant to Section 4(2) of the Securities Act of 1933. The proceeds have been used for installation of equipment. The shares are restricted as to resale under Rule 144. On the date of issuance, the market price of the common stock was $0.10 per share.

      On March 30, 2003, 200,000 shares were issued, at a price of $0.10 per share, to Erik Nelson in consideration for consulting services totaling $20,000 pursuant to a consulting services agreement entered into by Limelight and Mr. Nelson on November 9, 2002. On the date of issuance, the market price of the common stock was $0.10 per share.

      On April 16, 2003, Limelight Media issued 580,000 shares of our common stock, at a price of $0.10 per share, in satisfaction of a $58,000 reduction due to David V. Lott, our President and a Director, consisting of loans from and accrued wages for Mr. Lott. On the date of issuance, the market price of the common stock was $0.10 per share.

      On August 10, 2003, Limelight Media received $10,000 from an investor in the form of a convertible note with an expiration date of December 31, 2005 and a conversion price of $0.20 per share. The note bears an annual interest rate of 9%.

      Pursuant to a Board of Directors' Resolution of August 1, 2003, Limelight Media agreed to issue up to 5 million shares to David V. Lott, our President and a Director, for services rendered, at an average price of $0.07 per share. Mr. Lott has accepted no compensation and has continually financed Limelight Media since its inception out of personal funds. The Board of Directors has agreed to the additional shares to Mr. Lott in consideration of his support of Limelight Media. As of this filing, Limelight has issued 2,813,555 to Mr. Lott.

      On December 12, 2003, a total of 400,000 shares were issued to Messrs. Kirk Krajewski and Charles Ingram in accordance with a promissory note between the parties and Limelight Media.

      As a matter of clarification, Limelight Media believes the cancellation of shares issued into an escrow account with International Forex Finance have not been properly disclosed. In February 2002, twenty-five million shares of common stock were placed in escrow with International Forex Finance in advance of anticipated line of credit. A formal agreement was executed between Limelight and International Forex Finance in September 2002 to be closed in October 2002. At closing, the terms of the line of credit were changed such that Limelight could not accept them. Therefore the line of credit was cancelled. The shares were released from escrow and Limelight subsequently cancelled all shares issued to escrow with International Forex Finance.

      On February 17, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a commitment fee in the form of a Compensation Debenture in the principal amount of $340,000 that is convertible into shares of our common stock at a price equal to 100% of the lowest closing bid price for the three trading days immediately preceding the conversion date.

      On February 17, 2004, we issued 52,632 shares of our common stock valued at $10,000 to Newbridge Securities Corporation as a placement agent fee in connection with the Standby Equity Distribution Agreement.

      On February 17, 2004, we completed a private placement with Cornell Capital Partners, whereby we have issued Secured Convertible Debentures in the principal amount of $500,000.

      The Secured Convertible Debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance, or (ii) 80% of the average of the lowest daily volume weighted average price of our common stock for the 5 trading days immediately preceding the conversion date. At maturity, the remaining unpaid principal and accrued interest under the debentures shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance or (ii) 80% of the lowest closing bid price of the common stock for the lowest trading days of the 5 trading days immediately preceding the conversion date. The Secured Convertible Debenture is secured by all of Limelight Media's assets. The Secured Convertible Debentures accrues interest at a rate of 5% per year and has a term of 3 years. In the event the Secured Convertible Debentures are redeemed, then Limelight Media will issue to Cornell Capital Partners a warrant to purchase 50,000 shares for every $100,000 redeemed at an exercise price of 120% of the closing bid price as of February 17, 2004.

      Limelight Media received $250,000 from the issuance of a Secured Convertible Debenture on February 17, 2004 and we received $250,000 from the issuance of a second Secured Convertible Debenture when we filed the accompanying registration statement with the Securities and Exchange Commission.

      In March 2004, Limelight Media cancelled 55,000 shares of its common stock.

      In March 2004, Limelight Media issued 26,600 shares of its common stock for services at $0.37 per share.

      Limelight believes that all transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Act; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement need be in effect prior to such issuances.

                            DESCRIPTION OF SECURITIES

GENERAL

      Limelight Media Media's authorized capital consists of 100,000,000 shares of common stock, par value $0.001 per share. As of June 16, 2004, there were 54,295,338 outstanding shares of common stock and no outstanding shares of preferred stock. Set forth below is a summary description of certain provisions relating to Limelight Media Media's capital stock contained in its Articles of Incorporation and By-Laws and under the Nevada Revised Statutes. The summary is qualified in its entirety by reference to Limelight Media Media's Articles of Incorporation and By-Laws and applicable Nevada law.

COMMON STOCK

      Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share. As of June 16, 2004, 54,295,338 shares of common stock were issued and outstanding. The following description is a summary of the capital stock of Limelight Media and contains the materials terms of the capital stock. Additional information can be found in Limelight Media's Articles of Incorporation and Bylaws.

      Each holder of our common stock is entitled to one vote per share of common stock standing in such holder's name on our records on each matter submitted to a vote of our stockholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights so that the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our Board of Directors. Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our Board of Directors from funds legally available. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

      As of February 17, 2004, we issued a Secured Convertible Debenture to Cornell Capital Partners in the principal amount of $250,000. The convertible debenture is convertible into shares of our common stock as a price per share that is equal to the lesser of: (i) an amount equal to 120% of the closing bid price of our common stock as of the date of the convertible debenture or (ii) an amount equal to 80% of the average of the lowest daily volume weighted average price of our common stock for the five trading days immediately preceding the conversion date. The convertible debenture accrues interest at a rate of 5% per year and is convertible at the holder's option. The convertible debenture has a term of 3 years and is secured by all of our assets. At Limelight Media's option, the convertible debenture may be paid in cash or converted into shares of our common stock unless converted earlier by the holder. Except after an event of default, as set forth in the Secured Convertible Debenture, the holder is not entitled to convert such debenture for a number of shares of our common stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliated to exceed 4.99% of our outstanding shares of common stock. After we file a registration statement with the Securities and Exchange Commission registering the shares of common stock underlying the convertible debenture, we will issue a second Secured Convertible Debenture to Cornell Capital Partners in the principal amount of $250,000 upon the same terms and conditions as the first Secured Convertible Debenture above.

CONVERTIBLE DEBENTURES

      WARRANTS

      As of June 16, 2004, we have total warrants outstanding to purchase 1,000,000 shares of our common stock. Warrants to purchase 500,000 shares of our common stock at $0.50 expire on November 12, 2004. Warrants to purchase 500,000 shares of our common stock at $1.00 per share expire on November 12, 2004.

      CONVERTIBLE NOTES

      As of June 16, 2004, we have outstanding convertible notes in the principal amount of $95,400. Of this amount, $75,400 of the convertible notes accrue interest at 12% per annum and $20,000 of the convertible notes accrue interest at 9% per annum. All of the convertible notes are convertible into shares of our common stock at a conversion price that is equal to 75% of the average closing bid price of our common stock over the preceding 5 business days. On April 20, 2004, a note holder converted $35,216.60 of its convertible note into common stock at $0.085 per share for a total of 414,313 shares. A convertible note for the balance of $22,008.40 was issued bearing 12% interest. The conversion reduced the indebtedness of Limelight Media pursuant to convertible notes to a total of $60,183.40.

TRANSFER AGENT

      The transfer agent for our common stock is First American Stock Transfer, Inc., 1717 East Bell Road, Suite 2, Phoenix, Arizona 85022 and its telephone number is (602) 485-1346.

LIMITATION OF LIABILITY: INDEMNIFICATION

      Under Nevada Revised Statutes Section 78.7502 and 78.751, our articles of incorporation and bylaws provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action the director, officer, employee or agent must not have had a reasonable cause to believe his/her conduct was unlawful.

      Advances for expenses may be made if the director or officer affirms in writing that he/she believes he/she has met the standards and that he/she will personally repay the expense if it is determined such officer or director did not meet the standards.

      We will not indemnify a director or officer adjudged liable due to his negligence or willful misconduct toward us, adjudged liable to us, or if he improperly received personal benefit. Indemnification in a derivative action is limited to reasonable expenses incurred in connection with the proceeding.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Limelight Media pursuant to the foregoing, or otherwise, Limelight Media has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF NEVADA STATE LAW

      We may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.

      The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

      The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

      If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

      Nevada's control share law may have the effect of discouraging takeovers of the corporation.

      In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

      The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

                                     EXPERTS

      The consolidated financial statements as of and for the years ended December 31, 2002 and 2001 included in the Prospectus have been audited by LL Bradford & Company, LLC independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding Limelight Media Media's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

      Burton Bartlett and Glocovac, will pass upon the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                           LIMELIGHT MEDIA GROUP, INC.
                          INDEX TO FINANCIAL STATEMENTS

                                                                                                   PAGE(S)
                                                                                                   -------
FINANCIAL STATEMENTS FOR MARCH 31, 2004

Condensed Balance Sheet as of March 31, 2004 (unaudited)                                            F-1

Condensed Statements of Operations for the Three Months Ended March 31, 2004 and March 31, 2003     F-2
  and for the Period from April 19, 2001 (Inception) Through March 31, 2004 (unaudited)

Condensed Statements of Stockholders' Deficit for the                                               F-3
  Three Months Ended March 31, 2004 (unaudited)

Condensed Statements of Cash Flows for the Three Months Ended March 31, 2004 and
  March 31, 2003 and for the Period from April 19, 2001 (Inception) Through                         F-4
  March 31, 2004 (unaudited)

Notes to Financial Statements                                                                       F-5

FINANCIAL STATEMENTS FOR DECEMBER 31, 2003

Report of Independent Certified Public Accountants                                                 F-10

Balance Sheet as of December 31, 2003 (audited)                                                    F-11

Statements of Operations for the Years Ended December 31, 2003 and                                 F-12
  December 31, 2002 and for the Period from April 19, 2001 (Inception) Through
  December 31, 2003 (audited)

Statements of Stockholders' Deficit for the Period from April 19, 2001 (Inception)                 F-13
  Through December 31, 2003 (audited)

Statements of Cash Flows for the Years Ended December 31, 2003 and                                 F-15
  December 31, 2002 and for the Period from April 19, 2001 (Inception) Through
  December 31, 2003 (audited)

Notes to Financial Statements                                                                      F-17

                           LIMELIGHT MEDIA GROUP, INC.
                       (FORMERLY SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                             CONDENSED BALANCE SHEET
                                 MARCH 31, 2004
                                   (UNAUDITED)

                                     ASSETS

Current assets
  Cash                                                              $     2,113
                                                                    -----------
    Total current assets                                                  2,113

Fixed assets, net                                                        97,318
                                                                    -----------

Total assets                                                        $    99,431
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Accounts payable and accrued expenses                             $   213,964
  Due to stockholder                                                    306,166
  Convertible loans payable - related parties                            52,500
  Loans payable                                                          29,500
  Convertible loans payable                                              75,400
  Other liabilities                                                      36,032
                                                                    -----------
    Total current liabilities                                           713,562

Long-term liabilities

  Convertible debenture                                                 250,000
  Convertible fee debenture                                             340,000
                                                                    -----------
                                                                        590,000

Total liabilities                                                     1,303,562

Commitments and contingencies                                                --

Stockholders' deficit
  Common stock - $.001 par value, 100,000,000 shares
    authorized, 51,694,377 shares issued and outstanding                 51,695
  Additional paid-in capital                                          5,626,515
  Loan fees related to standby equity distribution agreement           (340,000)
  Accumulated deficit                                                (6,542,341)
                                                                    -----------
    Total stockholders' deficit                                      (1,204,131)
                                                                    -----------

Total liabilities and stockholders' deficit                         $    99,431
                                                                    ===========

                 See Accompanying Notes to Financial Statements

                           LIMELIGHT MEDIA GROUP, INC.
                       (FORMERLY SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                             FOR THE PERIOD
                                                        FOR THE THREE     FOR THE THREE    FROM APRIL 19, 2001
                                                         MONTHS ENDED      MONTHS ENDED   (INCEPTION) THROUGH
                                                        MARCH 31, 2004    MARCH 31, 2003     MARCH 31, 2004
                                                        --------------    --------------     --------------
Revenue                                                  $         --      $     45,325      $    121,794

Cost of revenue                                                    --            13,995            71,243
                                                         ------------      ------------      ------------

Gross profit                                                       --            31,330            50,551

General and administrative expenses
  Bad debt                                                         --                --            16,863
  Consulting fees                                           1,346,116           120,339         4,268,796
  Depreciation                                                  7,301             6,778            61,214
  Other general and administrative expenses                   516,997            42,920         1,666,437
                                                         ------------      ------------      ------------

    Total general and administrative expenses               1,870,414           170,037         6,013,310
                                                         ------------      ------------      ------------

Loss from operations                                       (1,870,414)         (138,707)       (5,962,759)

Other income (expense)
  Interest income                                                  --                --             4,960
  Gain on sale of fixed asset                                      --                --             1,123
  Loss related to rescission of UniGuest acquisition               --                --           (24,669)
  Bad debt related to note receivable                              --                --           (91,269)
  Bad debt related to due from UniGuest                            --                --           (25,000)
  Interest expense                                           (370,731)           (1,305)         (444,727)
                                                         ------------      ------------      ------------

Loss before provision for income taxes                     (2,241,145)         (140,012)       (6,542,341)

Income tax provisions                                              --                --                --
                                                         ------------      ------------      ------------

Net loss                                                 $ (2,241,145)     $   (140,012)     $ (6,542,341)
                                                         ============      ============      ============

Basic and diluted loss per common share                  $      (0.05)     $      (0.00)     $      (0.29)
                                                         ============      ============      ============

Basic and diluted weighted average
    common shares outstanding                              47,731,685        29,100,357        22,419,663
                                                         ============      ============      ============

                 See Accompanying Notes to Financial Statements

                           LIMELIGHT MEDIA GROUP, INC.
                       (FORMERLY SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                  CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                   LOAN FEES
                                                                                   RELATED TO
                                                                                    STANDBY
                                           COMMON STOCK              ADDITIONAL      EQUITY                           TOTAL
                                       NUMBER                         PAID-IN     DISTRIBUTION     ACCUMULATED     STOCKHOLDERS'
                                     OF SHARES         AMOUNT         CAPITAL       AGREEMENT         DEFICIT        DEFICIT
                                    -----------     -----------     -----------    -----------     -----------     -----------
Balance December 31, 2003            39,911,886     $    39,912     $ 3,701,710    $        --     $(4,301,196)    $  (559,574)

Issuance of common stock for
  cash, weighted average $0.04
  per share                           5,374,998           5,375         203,792             --              --         209,167

Issuance of common stock for
  services, weighted average
  $0.36 per share                     3,213,600           3,214       1,151,518             --              --       1,154,732

Issuance of common stock to
  officer for services, weighted
  average $0.31 per share               300,000             300          92,700             --              --          93,000

Issuance of common stock in
  satisfaction of other
  liabilities, $0.03 per share        2,548,893           2,549          78,399             --              --          80,948

Beneficial conversion feature of
  loans payable and debenture                --              --         174,842             --              --         174,842

Issuance of common stock for
  interest $0.47 per share              400,000             400         187,600             --              --         188,000

Warrants granted for services                --              --          35,899             --              --          35,899

Cancellation of common stock            (55,000)            (55)             55             --              --              --

Loan fees related to standby
equity distribution agreement                --              --              --       (340,000)             --        (340,000)

Net loss                                     --              --              --             --      (2,241,145)     (2,241,145)
                                    -----------     -----------     -----------    -----------     -----------     -----------

Balance March 31, 2004
  (Unaudited)                        51,694,377     $    51,695     $ 5,626,515    $  (340,000)    $(6,542,341)    $(1,204,131)
                                    ===========     ===========     ===========    ===========     ===========     ===========

                 See Accompanying Notes to Financial Statements

                           LIMELIGHT MEDIA GROUP, INC.
                       (FORMERLY SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                       FOR THE PERIOD
                                                                   FOR THE THREE    FOR THE THREE   FROM APRIL 19, 2001
                                                                   MONTHS ENDED     MONTHS ENDED    (INCEPTION) THROUGH
                                                                  MARCH 31, 2004   MARCH 31, 2003      MARCH 31, 2004
                                                                  --------------   --------------      --------------
Cash flows from operating activities:
  Net loss                                                         $(2,241,145)       $  (140,012)       $(6,542,341)
  Adjustments to reconcile net loss to
    net cash used by operating activities:
  Stock based compensation                                           1,471,631             81,489          4,025,505
  Depreciation                                                           7,301              6,777             61,214
Beneficial conversion feature of loans payable and debenture           174,842                 --            174,842
  Bad debt related to note and related interest receivable                  --                 --             91,269
  Bad debt related to due from UniGuest                                     --                 --             25,000
  Loss related rescission of UniGuest acquisition                           --                 --             24,669
  Amortization of loan fees paid in common stock                            --                 --            114,220
  Gain on sale of fixed assets                                              --                 --             (1,123)
Changes in operating assets and liabilities:
  Change in accounts receivable                                             --            (43,124)           (35,702)
  Change in interest receivable                                             --                 --             (4,769)
  Change in accounts payable and accrued expenses                      106,443             31,096            233,821
  Change in other liabilities                                            5,333                 --            116,980
                                                                   -----------        -----------        -----------
    Net cash used by operating activities                             (475,595)           (63,774)        (1,716,415)

Cash flows from investing activities:
  Loan made related to note receivable                                      --                 --            (66,500)
  Sale of fixed assets                                                      --                 --              3,950
  Decrease in cash due to rescission of acquisition                         --                 --            (15,432)
  Purchase of fixed assets                                             (14,496)                --           (165,351)
                                                                   -----------        -----------        -----------
    Net cash used by investing activities                              (14,496)                --           (243,333)

Cash flows from financing activities:
  Change in due to stockholder                                          22,671             14,862            744,969
  Advance from convertible loans payable - related parties                  --                 --             52,500
  Proceeds from loans payable                                               --             44,060            185,000
  Principal payments on loans payable                                   (5,000)                --            (20,500)
  Advance from convertible loan payable                                     --                 --             10,000
  Proceeds from convertible debenture                                  250,000                 --            250,000
  Proceeds from issuance of common stock                               209,167              3,000            739,892
                                                                   -----------        -----------        -----------
    Net cash provided by financing activities                          476,838             61,922          1,961,861
                                                                   -----------        -----------        -----------

Net change in cash                                                     (13,253)            (1,852)             2,113

Cash, beginning of period                                               15,366              2,120                 --
                                                                   -----------        -----------        -----------

Cash, end of period                                                $     2,113        $       268        $     2,113
                                                                   ===========        ===========        ===========

Supplementary cash flow information:
  Cash payments for income taxes                                   $        --        $        --        $        --
                                                                   ===========        ===========        ===========
  Cash payments for interest                                       $        --        $        --        $        --
                                                                   ===========        ===========        ===========

Non-cash financing activities:
Issuance of 2,548,893 shares of common stock
  in satisfaction of other liabilities                             $    80,948        $        --        $    80,948
                                                                   ===========        ===========        ===========

                 See Accompanying Notes to Financial Statements

                           LIMELIGHT MEDIA GROUP, INC.
                       (FORMERLY SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The interim financial statements present the balance sheet, statements of operations, stockholders' equity and cash flows of Limelight Media Group, Inc.

The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of March 31, 2004 and the results of operations and cash flows presented herein have been included in the financial statements. Interim results are not necessarily indicative of results of operations for the full year.

The accompanying financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the Form 10-KSB for the year ended December 31, 2003 of the Company.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - GOING CONCERN

The Company incurred a net loss of approximately $6,542,000 for the period from April 19, 2001 (Date of Inception) through March 31, 2004. The Company's current liabilities exceed its current assets by approximately $711,000 as of March 31, 2004. The Company's net cash used by operating activities approximated $1,716,000 for the period from April 19, 2001 (Date of Inception for Showintel Networks, Inc.) through March 31, 2004. These factors create substantial doubt about the Company's ability to continue as a going concern. The Company's management plans to complete the development of the infrastructure necessary to deliver the video-streaming technology in order to fully commence its operations and therewith generate future revenues. The Company will also seek additional sources of capital through the issuance of debt and equity financing, but there can be no assurance that the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                           LIMELIGHT MEDIA GROUP, INC.
                       (FORMERLY SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 3 - DUE TO STOCKHOLDER

Due to Company's President and majority stockholder totaling $306,166 as of March 31, 2004 consisted of the following:

          Unreimbursed expenses to the Company's
            President and majority stockholder         $ 23,678

          Loan from the Company's President
            and majority stockholder                    173,988

          Accrued wages for the Company's
            President and majority stockholder          108,500
                                                       --------
                                                       $306,166
                                                       ========

NOTE 4 - CONVERTIBLE LOANS PAYABLE

In February 2004, the Company entered into two Convertible Loan Agreements to satisfy outstanding loans payable of $54,500 (including accrued interest of $4,500) and $10,900 (including accrued interest of $900). The convertible loans mature in February 2005, are unsecured, and bear interest at 12% per annum, which is payable in cash or shares of stock at the conversion rate outlined below. The individuals are entitled to convert all or any portion of the principal balances into shares of the Company's common stock at a conversion price of 75% of the average of the closing bid prices for the five trading days immediately preceding the conversion date. The Company recorded the estimated value of the conversion feature totaling $49,842 to interest expense.

In August 2003, the Company borrowed funds from an individual totaling $10,000, maturing in August 2004, unsecured, and bearing interest at 12%. The individual is entitled to convert all or a portion of the principal balance into shares of the Company's common stock at a conversion price of $0.20 per share. Further, the individual has the option of receiving payment of accrued interest in cash or 50,000 shares of the Company's common stock. As of March 31, 2004 the outstanding principal balance totaled $10,000.

NOTE 5 - STANDBY EQUITY DISTRIBUTION AGREEMENT

In February 2004, the Company entered into a Standby Equity Distribution Agreement ("Distribution Agreement") with Cornell Capital Partners, LP ("Cornell"). The Distribution Agreement entitles the Company to draw funds up to $12,000,000 from issuance of its common stock for an amount equal to 97% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market 5 days immediately following the advance notice date, expiring February 2006, subject to certain terms and conditions. Cornell Capital Partners will retain 5% of each advance under the Distribution Agreement. Additionally, the Distribution Agreement requires the Company to pay Cornell a commitment fee in the amount of $340,000 to be paid by the issuance of a Convertible Fee Debenture, as discussed in Note 6. Furthermore, the Company is required to file a registration statement on Form SB-2 with the Securities and Exchange Commission for the registration of common stock for future issuance related to the Credit Agreement.

                           LIMELIGHT MEDIA GROUP, INC.
                       (FORMERLY SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 6 - CONVERTIBLE FEE DEBENTURE

In February 2004, pursuant to the Distribution Agreement, as discussed in Note 5, the Company issued a Convertible Fee Debenture ("Debenture") to Cornell totaling $340,000. The balance is unsecured, bears an interest rate of 5.0%, with principal and interest to automatically convert into the Company's common stock in February 2007. Additionally, Cornell is entitled to convert all or part of the principal and interest balance of the Debenture into the Company's common stock equal to the lowest closing bid price for the three trading days immediately preceding the conversion date.

NOTE 7 - SECURED CONVERTIBLE DEBENTURE

In February 2004, the Company issued a Secured Convertible Debenture to Cornell secured by all Company assets. Upon closing, the Company received $250,000 and will receive an additional $250,000 upon filing the Form SB-2 with the Securities and Exchange Commission. The balance bears an interest rate of 5.0%, with principal and interest automatically converting to shares of the Company's common stock in February 2007. Cornell has the option of converting this loan to common stock, at the lower of a) fifty-two cents ($0.52), or b) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date.

NOTE 8 - CONSULTING SERVICES

In January 2004, the Company entered into a Consulting Agreement with a company to provide investor relation services for a period of twelve months in exchange for 500,000 shares of the Company's common stock and a monthly fee of $1,000. The Company issued the stock totaling $85,000 in January 2004.

In February 2004, the Company entered into an Agreement with an entity to produce twelve programming episodes (one per month) for distribution to the Company's closed-circuit networks over the course of one year. The Company's cost per episode will not be less than $46,666, and is determined by a mutually pre-approved budget. The Company has recorded expenses related to the agreement of $113,332 for the three months ended March 31, 2004.

In February 2004, the Company entered into a Common Stock Purchase Agreement with an entity to purchase 175,000 shares of the Company's common stock in exchange for $25,000 in cash and an additional 175,000 shares in exchange for services totaling $89,250. In addition, if the open market price on the closing bid is below fifty cents for three consecutive days during the thirty days following an effective registration, the buyer is entitled to a pro-rata adjustment to the number of shares equal to a 50% discount to the lowest bid price of those three days.

NOTE 9 - COMMON STOCK

In January 2004, the Company issued 2,548,893 in satisfaction of other liabilities at $0.03 per share.

In January 2004, the Company issued 150,000 shares of common stock to the President and majority stockholder for services at $0.15 per share.

                           LIMELIGHT MEDIA GROUP, INC.
                       (FORMERLY SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 9 - COMMON STOCK (CONTINUED)

In January 2004, the Company issued 2,362,221 shares of its common stock for cash at $0.03 per share.

In January 2004, the Company issued 500,000 shares of its common stock for services at $0.17 per share.

In January 2004, the Company issued 1,500,000 shares of its common stock for services at $0.30 per share.

In January 2004, the Company issued 1,000,000 shares of its common stock for services at $0.49 per share.

In February 2004, the Company issued 400,000 shares of its common stock for interest at $0.47 per share.

In February 2004, the Company issued 187,000 shares of its common stock for services at $0.30 per share.

In February 2004, the Company issued 150,000 shares of common stock to the President and majority stockholder for services at $0.47 per share.

In February 2004, the Company issued 3,012,777 shares of its common stock for cash at $0.05 per share.

In February 2004, the Company granted warrants to purchase 100,000 shares of common stock at $0.25 per shares. The warrants vest immediately, expire in April 2005 and are valued at $35,899 using the Black Scholes method.

In March 2004, the Company cancelled 55,000 shares of its common stock.

In March 2004, the Company issued 26,600 shares of its common stock for services at $0.37 per share.

NOTE 10 - SUBSEQUENT EVENTS

In April 2004, the Company issued a convertible note payable with a principal amount of $7,500, which was immediately converted into 52,338 shares of common stock per the agreement's conversion feature.

In April 2004, the Company issued 75,330 shares of common stock resulting from the conversion of a convertible note payable to an individual with a principal balance of $10,000 as of March 31, 2003.

SECURED CONVERTIBLE DEBENTURE - In May 2004 the Company filed the Form SB-2 with the Securities and Exchange Commission and received the additional $250,000, see Note.

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2003

        (With Report of Independent Certified Public Accountants Thereon)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Limelight Media Group, Inc.
(Formerly known as Showintel Networks, Inc.)
(A Development Stage Company)
Cordova, Tennessee

We have audited the accompanying balance sheet of Limelight Media Group, Inc. (formerly known as Showintel Networks, Inc.) (A Development Stage Company) as of December 31, 2003, and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2003 and 2002 and for the period from April 19, 2001 (Date of Inception of Limelight Media Group, Inc.) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Limelight Media Group, Inc. (formerly known as Showintel Networks, Inc.) (A Development Stage Company) as of December 31, 2003, and the results of its activities and cash flows for the years ended December 31, 2003 and 2002 and for the period from April 19, 2001 (Date of Inception of Limelight Media Group, Inc.) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and current liabilities exceed current assets, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

L.L. Bradford & Company, LLC
January 20, 2004
Las Vegas, Nevada

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 2003


                                     ASSETS

Current assets
  Cash                                                              $    15,366
                                                                    -----------
    Total current assets                                                 15,366

Fixed assets, net                                                        90,123
                                                                    -----------

Total assets                                                        $   105,489
                                                                    ===========


                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Accounts payable and accrued expenses                             $   112,921
  Due to stockholders                                                   283,495
  Convertible loans payable - related parties                            52,500
  Loans payable                                                          94,500
  Convertible loan payable                                               10,000
  Other liabilities                                                     111,647
                                                                    -----------
    Total current liabilities                                           665,063

Total liabilities                                                       665,063

Commitments and contingencies                                                --

Stockholders' deficit

  Common stock - $.001 par value, 100,000,000 shares
    authorized, 39,911,886 shares issued and outstanding                 39,912
Additional paid-in capital                                            3,701,710
Accumulated deficit                                                  (4,301,196)
                                                                    -----------
    Total stockholders' deficit                                        (559,574)
                                                                    -----------

Total liabilities and stockholders' deficit                         $   105,489
                                                                    ===========

                 See Accompanying Notes to Financial Statements

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                                                 For the Period
                                                           For the Year       For the Year     From April 19, 2001
                                                               Ended             Ended         (Inception) through
                                                         December 31, 2003  December 31, 2002   December 31, 2003
                                                         -----------------  -----------------   -----------------
Revenue                                                    $     88,927        $     32,867        $    121,794

Cost of revenue                                                  47,112              24,131              71,243
                                                           ------------        ------------        ------------

Gross profit                                                     41,815               8,736              50,551

General and administrative expenses
  Bad debt                                                       16,863                  --              16,863
  Consulting fees                                               824,956           1,646,719           2,922,680
  Depreciation                                                   27,797              19,236              53,913
  Other general and administrative expenses                     606,003             323,285           1,149,440
                                                           ------------        ------------        ------------
    Total general and administrative expenses                 1,475,619           1,989,240           4,142,896
                                                           ------------        ------------        ------------

Loss from operations                                         (1,433,804)         (1,980,504)         (4,092,345)

Other income (expense)
  Interest income                                                   191               3,395               4,960
  Gain on sale of fixed asset                                        --               1,123               1,123
  Loss related to rescission of UniGuest acquisition            (24,669)                 --             (24,669)
  Bad debt related to note receivable                           (91,269)                 --             (91,269)
  Bad debt related to due from UniGuest                         (25,000)                 --             (25,000)
  Interest expense                                              (46,214)             (5,678)            (73,996)
                                                           ------------        ------------        ------------

Loss before provision for income taxes                       (1,620,765)         (1,981,664)         (4,301,196)

Income tax provisions                                                --                  --                  --
                                                           ------------        ------------        ------------

Net loss                                                   $ (1,620,765)       $ (1,981,664)       $ (4,301,196)
                                                           ============        ============        ============

Basic and diluted loss per common share                    $      (0.05)       $      (0.08)       $      (0.20)
                                                           ============        ============        ============

Basic and diluted weighted average
common shares outstanding                                    32,007,270          23,378,738          21,759,550
                                                           ============        ============        ============

                 See Accompanying Notes to Financial Statements

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                           Common stock
                                                     -----------------------
                                                      Number                    Additional    Prepaid                      Total
                                                        of                       Paid-in     Consulting    Accumulated Stockholders'
                                                      Shares       Amount        capital      Services       Deficit      Deficit
                                                   -----------    ----------    ----------   ----------    ----------    ----------
Balance, April 19, 2001 (Date of Inception of               --   $        --   $        --  $        --   $        --   $        --
Limelight Media Group, Inc.)

Common stock issued to a founder for cash,          15,000,000        15,000       232,725           --            --       247,725
$0.0165 per share
Common stock issued in April 2001 to a founder
for services, $0.0165 per share                      3,000,000         3,000        46,500           --            --        49,500

Common stock issued in September 2001 for the
acquisition of Multinet International
Corporation, Inc., $.001 per share                   2,431,000         2,431            --           --            --         2,431

Issuance of warrants in November 2001 for
1,000,000 shares of common stock to a
consultant with a weighted average exercise
price of $1.00                                              --            --       350,000     (291,666)           --        58,334

Net loss                                                    --            --            --           --      (698,767)     (698,767)

Balance, December 31, 2001                          20,431,000        20,431       629,225     (291,666)     (698,767)     (340,777)
                                                   -----------    ----------    ----------   ----------    ----------    ----------

Issuance of common stock to related party for
prepaid consulting services at $0.65 per share         760,000           760       493,240     (494,000)           --            --

Issuances of common stock to various consultants
with a weighted average exercise price of $0.08 per  1,100,000         1,100        83,900      (85,000)           --            --
share

600,000 shares of common stock given to
various consultants by the President/stockholder
to satisfy consulting agreements, valued at $0.65
per share in exchange for stock payable                     --            --            --     (535,950)           --      (535,950)

Issuance of common stock for services, weighted
average $0.35 per share                                905,000           905       315,845           --            --       316,750

Issuance of warrants for 500,000 shares of
common stock to various consultants with a
weighted average exercise price of $0.65                    --            --        25,000      (25,000)           --            --

Expensed portion of prepaid consulting services             --            --            --    1,396,598            --     1,396,598

Issuance of common stock related to exercise of
warrants at $0.50 per share                             10,000            10         4,990           --            --         5,000

Issuance of common stock for cash, weighted
average $0.10 per share                              2,150,000         2,150       192,850           --            --       195,000

Issuance of common stock for promissory note
receivable, $0.10 per share                            200,000           200        19,800           --            --        20,000

Issuance of common stock for acquisition of
UniGuest                                               500,000           500        32,000           --            --        32,500

Issuance of common stock in satisfaction of
due to stockholder                                   2,600,000         2,600       856,653           --            --       859,253

Issuance of common stock in satisfaction of
loan payable                                           600,000           600        74,400           --            --        75,000

Cancellation of common stock                          (362,000)         (362)          362           --            --            --

Net loss                                                    --            --            --           --    (1,981,664)   (1,981,664)
                                                   -----------    ----------    ----------   ----------    ----------    ----------

                 See Accompanying Notes to Financial Statements

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                 STATEMENTS OF STOCKHOLDERS' DEFICIT (CONTINUED)

                                                           Common stock
                                                  -----------------------
                                                   Number                    Additional    Prepaid                      Total
                                                     of                       Paid-in     Consulting    Accumulated Stockholders'
                                                   Shares       Amount        capital      Services       Deficit      Deficit
                                                  ----------   -----------   -----------   -----------   -----------   -----------
Balance December 31, 2002                         28,894,000        28,894     2,728,265       (35,018)   (2,680,431)       41,710

Issuance of common stock for cash, weighted
average $0.03 per share                            2,580,331         2,580        80,420            --            --        83,000

Issuance of common stock for services, weighted
average $0.11 per share                            1,727,000         1,727       193,743            --            --       195,470

Issuance of common stock to employees for
services, weighted average $0.12 per share         2,026,000         2,026       241,094            --            --       243,120

Issuance of common stock to officers for
services, weighted average $0.12 per share         2,968,555         2,969       230,004            --            --       232,973

Issuance of common stock for reduction in
due to stockholder, $0.10 per share                  580,000           580        57,420            --            --        58,000

Issuance of common stock related to loan
fees, $0.09 per share                              1,250,000         1,250        97,970            --            --        99,220

Issuance of common stock to officer for
interest, $0.08 per share                            296,000           296        23,384            --            --        23,680

Issuance of common stock to an officer
and various employees in satisfaction of
accounts payable and accrued liabilities,
$0.10 per share                                       90,000            90         8,910            --            --         9,000

Issuance of warrants for 300,000 shares
of common stock related to loan fees                      --            --        15,000            --            --        15,000

Expensed portion of prepaid consulting
services                                                  --            --            --        35,018            --        35,018

Payment of due to stockholder by consultant
through purchase of stockholder's warrants                --            --        57,500            --            --        57,500

Cancellation of common stock in relation
to rescission of UniGuest acquisition               (500,000)         (500)      (32,000)           --            --       (32,500)

Net loss                                                  --            --            --            --    (1,620,765)   (1,620,765)
                                                  ----------   -----------   -----------   -----------   -----------   -----------
Balance December 31, 2003                         39,911,886   $    39,912   $ 3,701,710   $        --   $(4,301,196)  $  (559,574)
                                                  ==========   ===========   ===========   ===========   ===========   ===========

                 See Accompanying Notes to Financial Statements

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                                     For the Period
                                                                 For the Year       For the Year   From April 19, 2001
                                                                    Ended              Ended       (Inception) through
                                                             December 31, 2003   December 31, 2002   December 31, 2003
                                                             -----------------   -----------------   -----------------
Cash flows from operating activities:
  Net loss                                                       $(1,620,765)       $(1,981,664)       $(4,301,196)
  Adjustments to reconcile net loss to
   net cash used by operating activities:
    Stock based compensation                                         730,261          1,713,348          2,553,874
    Depreciation                                                      27,797             19,236             53,913
    Bad debt related to note and related interest
     receivable                                                       91,269                 --             91,269
    Bad debt related to due from UniGuest                             25,000                 --             25,000
    Loss related rescission of UniGuest acquisition                   24,669                 --             24,669
    Amortization of loan fees paid in common stock                   114,220                 --            114,220
    Gain on sale of fixed assets                                          --             (1,123)            (1,123)
  Changes in operating assets and liabilities:
    Change in accounts receivable                                    (16,402)           (19,300)           (35,702)
    Change in interest receivable                                         --             (3,395)            (4,769)
    Change in prepaid expenses                                            --              2,827                 --
    Change in deposit                                                     --              1,435                 --
    Change in accounts payable and accrued expenses                  (21,151)           113,041            127,378
    Change in other liabilities                                      111,647                 --            111,647
    Change in stocks payable to consultants                               --           (119,156)                --
                                                                 -----------        -----------        -----------
      Net cash used by operating activities                         (533,455)          (274,751)        (1,240,820)

Cash flows from investing activities:
  Loan made related to note receivable                                    --            (26,500)           (66,500)
  Sale of fixed assets                                                    --              3,950              3,950
  Decrease in cash due to rescission of acquisition                  (15,432)                --            (15,432)
  Purchase of fixed assets                                            (9,307)           (94,272)          (150,855)
                                                                 -----------        -----------        -----------
    Net cash used by investing activities                            (24,739)          (116,822)          (228,837)

Cash flows from financing activities:
  Change in due to stockholder                                       356,440             93,693            722,298
  Advance from convertible loans payable - related parties            52,500                 --             52,500
  Proceeds from loans payable                                         85,000            100,000            185,000
  Principal payments on loans payable                                (15,500)                --            (15,500)
  Advance from convertible loan payable                               10,000                 --             10,000
  Proceeds from issuance of common stock                              83,000            200,000            530,725
                                                                 -----------        -----------        -----------
    Net cash provided by financing activities                        571,440            393,693          1,485,023
                                                                 -----------        -----------        -----------
Net increase in cash                                                  13,246              2,120             15,366

Cash, beginning of period                                              2,120                 --                 --
                                                                 -----------        -----------        -----------
Cash, end of period                                              $    15,366        $     2,120        $    15,366
                                                                 ===========        ===========        ===========

Supplementary cash flow information:
Cash payments for income taxes                                   $        --        $        --        $        --
                                                                 ===========        ===========        ===========
Cash payments for interest                                       $        --        $        --        $        --
                                                                 ===========        ===========        ===========

                 See Accompanying Notes to Financial Statements

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                              For the Period
                                                       For the Year      For the Year        From April 19, 2001
                                                          Ended              Ended          (Inception) through
                                                    December 31, 2003  December 31, 2002     December 31, 2003
                                                    -----------------  -----------------     -----------------
Non-cash financing activities:
Prepaid portion of consulting agreement
related to issuance of warrants for
1,000,000 shares of common stock                         $     --           $     --              $291,666
                                                         ========           ========              ========

Issuance of 4,431,000 shares of common stock
for the acquisition of Multinet International
Corporation, Inc.                                        $     --           $     --              $  4,431
                                                         ========           ========              ========

Prepaid portion of consulting agreement related to
issuance of 760,000 shares of common stock               $     --           $494,000              $494,000
                                                         ========           ========              ========

Prepaid portion of consulting agreement related to
600,000 shares of common stock given by President/
shareholder to satisfy consulting agreement in
exchange for stock payable                               $     --           $535,950              $535,950
                                                         ========           ========              ========

Prepaid portion of consulting agreement
related to issuance of 1,100,000 shares
of common stock                                          $     --           $ 85,000              $ 85,000
                                                         ========           ========              ========

Prepaid portion of consulting agreement related to
issuance of warrants for 500,000 shares of common
stock to consultant                                      $     --           $ 25,000              $ 25,000
                                                         ========           ========              ========

Issuance of 200,000 shares of common stock for
promissory note receivable                               $     --           $ 20,000              $ 20,000
                                                         ========           ========              ========

Issuance of 500,000 shares of common stock for
acquisition of UniGuest                                  $     --           $ 32,500              $ 32,500
                                                         ========           ========              ========

Issuance of 600,000 shares of common stock in
satisfaction of stock payable - related party            $     --           $535,950              $535,950
                                                         ========           ========              ========

Issuance of 2,000,000 shares of common stock in
satisfaction of due to stockholder                       $     --           $323,303              $323,303
                                                         ========           ========              ========

Issuance of 600,000 shares of common stock in
satisfaction of loan payable                             $     --           $ 75,000              $ 75,000
                                                         ========           ========              ========

Issuance of 580,000 common stock for reduction
in due to stockholder                                    $ 58,000           $     --              $ 58,000
                                                         ========           ========              ========

Issuance of 90,000 shares of common stock to an
an officer and various employees in satisfaction
of accounts payable and accrued liabilities              $  9,000           $     --              $  9,000
                                                         ========           ========              ========

Payment of due to stockholder by consultant
through purchase of stockholder's warrants               $ 41,800           $     --              $ 41,800
                                                         ========           ========              ========

                See Accompanying Notes to Financial Statements

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business - Limelight Media Group, Inc. (formerly known as Showintel Networks, Inc.) (hereinafter referred to as the "Company" or
"Limelight") is a development stage company that plans to provide video-streaming technology to consumers and the entertainment industry. It is the Company's intention to develop the necessary infrastructure to deliver the video-streaming technology for profitable commercialization through internal development and licensing agreements with other companies to market and deploy products and services resulting from the Company's technology applications.

History - Multinet International Corporation, Inc. was incorporated on May 17, 1996 in the State of Nevada. On September 26, 2001, the Company consummated an agreement to acquire all of the outstanding capital stock of Limelight Media Group, Inc. (formerly known as Showintel Networks, Inc.), a Nevada Corporation, in exchange for 18,000,000 shares of Multinet's common stock ("Limelight Transaction"). Prior to the Limelight Transaction, Multinet was a non-operating public company with no operations or assets; and 2,431,000 shares of common stock issued and outstanding; and Limelight Media Group, Inc. was a privately held company with assets being used for the development of its video-streaming technology. The Limelight Transaction is considered to be a capital transaction in substance, rather than a business combination. Inasmuch, the Limelight Transaction is equivalent to the issuance of stock by a private company (Limelight Media Group, Inc.) for the net monetary assets of a non-operational public company (Multinet), accompanied by a recapitalization. The accounting for the Limelight Transaction is identical to that resulting from a reverse acquisition, except goodwill or other intangible assets will not be recorded. Accordingly, these financial statements are the historical financial statements of Limelight Media Group, Inc. Limelight Media Group, Inc. was incorporated on April 19, 2001. Therefore, these financial statements reflect activities from April 19, 2001 (Date of Inception for Limelight Media Group, Inc.) and forward.

Prior to the Limelight Transaction, Multinet International Corporation, Inc. operated a convenience store through Nikky D Corporation, a wholly owned subsidiary. In September 2001, the Company divested itself of Nikky D. Corporation. Multinet International Corporation, Inc. has accounted for this divestiture as a spin-off in accordance with Accounting Principles Board Statement No. 29. As a result of this divestiture, the Company became a non-operational public company.

During September 2002, the Company purchased all outstanding capital of Uniguest of Tennessee, Inc. ("UGT"), a Tennessee Corporation, in consideration of 500,000 shares of the Company's common stock. UGT installs and operates Public Internet Access Terminals primarily in hotels throughout the country. In October 2003, the Company rescinded the purchase agreement. (See Note 2).

Amended Articles of Incorporation - In October 2003, a Certificate of Amendment to the Articles of Incorporation changed the name of the Company to Limelight Media Group, Inc.

Going concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has incurred a net loss of approximately $4,301,000 for the period from April 19, 2001 (Date of Inception of Limelight Media Group, Inc.) through December 31, 2003. The Company's current liabilities exceed its current assets by approximately $6,450,000 as of December 31, 2003. The Company's net cash used from operating activities approximated $533,000 during the year ended December 31, 2003.

These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. The Company's management plans to complete the development of the infrastructure necessary to deliver the video-streaming technology in order to fully commence its operations and therewith generate future revenues. The Company will also seek additional sources of capital through the issuance of debt and equity financing, but there can be no assurance that the Company will be successful in accomplishing its objectives.

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Business acquisition - The Uniguest business acquisition has been accounted for under the purchase method of accounting, therefore the Company includes the results of operations of the acquired business from the date of acquisition. Net assets of the company acquired are recorded at fair value as of the date of acquisition. The excess of the acquired business' purchase price over the fair value of its tangible and identifiable intangible assets is then included in goodwill in the accompanying balance sheet.

As discussed in Note 2, the Company rescinded the Agreement related to the purchase of Uniquest in October 2003. The Company retroactively applied the rescission to June 30, 2003. Accordingly, the results of operations of the acquired business were included from the date of acquisition through June 30, 2003. All assets of the acquired company were removed and the appropriate losses have been recorded.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fixed assets - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 3 to 7 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Goodwill and intangible assets - Beginning January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets". According to this statement, goodwill and intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test. Fair value for goodwill is based on discounted cash flows, market multiples and/or appraised values as appropriate. Under SFAS No. 142, the carrying value of assets are calculated at the lowest level for which there are identifiable cash flows, which include ATM network and processing operations.

SFAS 142 requires the Company to compare the fair value of the reporting unit to its carrying amount on an annual basis to determine if there is potential impairment. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the fair value of the goodwill within the reporting unit is less than its carrying value. Upon adoption and during 2002, the Company completed an impairment review and did not recognize any impairment of goodwill and other intangible assets already included in the financial statements. During 2003, goodwill was removed due to the rescission of the acquisition of UniGuest as discussed in Note 2.

Fair value of financial instruments - The carrying amounts and estimated fair values of the Company's financial instruments approximate their fair value due to the short-term nature.

Earnings (loss) per share - Basic earnings (loss) per share excludes any dilutive effects of options, warrants and convertible securities. Basic earnings
(loss) per share is computed using the weighted-average number of outstanding common shares during the applicable period. Diluted earnings per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of December 31, 2003, the Company has available net operating loss carryforwards that will expire in various periods through 2023. Such losses may not be fully deductible due to the significant amounts of non-cash service costs and the change in ownership rules under Section 382 of the Internal Revenue Code. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Comprehensive loss - The Company has no components of other comprehensive loss. Accordingly, net loss equals comprehensive loss for all periods.

Segment information - The Company discloses segment information in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which uses the Management approach to determine reportable segments. The Company operates under one segment.

Advertising costs - The Company recognizes advertising expenses in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. Advertising costs are charged to expense as incurred. Advertising expenses was $4,218 and $7,500 for the years ended December 31, 2003 and 2002, respectively.

Research and development costs - Research and development costs are charged to expense when incurred. Costs incurred to internally develop software, including costs incurred during all phases of development, are charged to expense as incurred.

Stock-based compensation - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies Statements of Financial Accounting Standards ("SFAS") No. 123 Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The Company granted no warrants or options to employees for compensation for the years ended 2003 and 2002, and for the period from April 19, 2001 (Date of Inception of Limelight Media Group, Inc.) through December 31, 2003. All stock issued for compensation was recorded at the fair market value of the stock.

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

Expenses of offering - The Company accounts for specific incremental costs directly to a proposed or actual offering of securities as a direct charge against the gross proceeds of the offering.

New accounting pronouncements - In July 2001, the FASB issued SFAS No. 143, Accounting for Obligations Associated with the Retirement of Long-Lived Assets. SFAS No. 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. It also provides accounting guidance for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective in fiscal years beginning after June 15, 2002, with early adoption permitted. The adoption of SFAS No. 143 did not have a material impact on the Company's financial statements.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS 144 superseded Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The provisions of SFAS No. 144 are effective in fiscal years beginning after December 15, 2001, with early adoption permitted, and in general are to be applied prospectively. The adoption of SFAS No. 144 did not have a material impact on the Company's financial statements for the years ended December 31, 2003 and 2002.

In July 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities, such as restructurings, involuntarily terminating employees, and consolidating facilities initiated after December 31, 2002. The implementation of SFAS No. 146 did not have a material effect on the Company's financial statements for the years ended December 31, 2003 and 2002.

In April 2003, the FASB issued SFAS No. 149, Amendment of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 amends SFAS No. 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to SFAS No. 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative. The Statement clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative discussed in paragraph 6(b) of SFAS No. 133, clarifies when a derivative contains a financing component, amends the definition of underlying to conform it to language used in FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, and amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The implementation of SFAS No. 149 is not expected to have a material effect on the Company's financial statements.

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

New accounting pronouncements (continued) In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. In addition, the Statement requires an issuer to classify certain instruments with specific characteristics described in it as liabilities. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The implementation of SFAS No. 150 is not expected to have a material effect on the Company's financial statements.

NOTE 2. RESCISSION OF UNIGUEST ACQUISITION

UniGuest of Tennessee, Inc. - In September 2002, the Company acquired 100% of the outstanding capital stock of UniGuest of Tennessee, Inc. ("UGT Transaction") in consideration of 500,000 shares of the Company's common stock totaling $32,500.

The Company accounted for its 100% ownership interest in UGT using the purchase method of accounting under APB No. 16. At the date of the acquisition, UGT had a deficit equity balance totaling $4,065 therefore the purchase price amount in excess of fair value of net assets was allocated to goodwill totaling $36,565.

Due to differences between management of UniGuest and the Company, the UGT Transaction was rescinded and the 500,000 shares of the Company's common stock that were issued in consideration for the UGT Transaction were cancelled during October 2003. The Company removed approximately $15,400 in cash, $35,700 in accounts receivable, $5,000 in fixed assets, net, $36,600 in goodwill and $10,600 in accounts payable and accrued liabilities. $32,500 for the common stock issued in consideration for the UGT Transaction. Further, the Company recognized a loss related to rescission of UniGuest acquisition totaling $24,669 and bad debt related to due from UniGuest totaling $25,000.

The following unaudited pro forma condensed statements of operations are to present the results of operations of the Company as though the original acquisition and results of operation of UniGuest of Tennessee, Inc. had not occurred. The unaudited pro forma results of operations are based upon assumptions that the Company believes are reasonable and are based on the historical operations of Limelight Media Group, Inc. (formerly known as Showintel Networks, Inc.) and UniGuest of Tennessee, Inc.. The unaudited pro forma statements of operations are presented for informational purposes only.

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2. RESCISSION OF UNIGUEST ACQUISITION (CONTINUED)

UNAUDITED PRO FORMA RESULTS FOR THE YEAR ENDED DECEMBER 31, 2003:

                                      Limelight           UniGuest of                              Limelight
                                   Media Group, Inc.    Tennessee, Inc.        Pro Forma       Media Group, Inc.
                                     (Pro forma)          (Pro Forma)         Adjustments        (as reported)
                                     ------------        ------------        ------------        ------------
Revenues                             $      1,762        $     87,165        $         --        $     88,927
Expenses                                1,471,616              51,115                  --           1,522,731
                                     ------------        ------------        ------------        ------------

Income (loss) from operations          (1,469,854)             36,050                  --          (1,433,804)
Other income (expense)                   (137,483)                191             (49,669)       (186,961) (a)
                                     ------------        ------------        ------------        ------------

Income (loss) before provision
  for income taxes                     (1,607,337)             36,241             (49,669)         (1,620,765)
                                     ------------        ------------        ------------        ------------

Income tax provisions                          --                  --                  --                  --
                                     ------------        ------------        ------------        ------------

Net income (loss)                    $ (1,607,337)       $     36,241        $    (49,669)       $ (1,620,765)
                                     ============        ============        ============        ============

Basic and diluted loss per
  common share                       $      (0.05)                                               $      (0.05)
                                     ============                                                ============

Basic and diluted weighted
  common shares outstanding            31,592,202                                                  32,007,270
                                     ============                                                ============

(a) Loss related to rescission of UniGuest acquisition totaling $24,669 and bad debt related to due from UniGuest totaling $25,000.


UNAUDITED PRO FORMA RESULTS FOR THE YEAR ENDED DECEMBER 31, 2002:

                                    Limelight          UniGuest of                             Limelight
                                Media Group, Inc.    Tennessee, Inc.        Pro Forma       Media Group, Inc.
                                   (Pro Forma)         (Pro Forma)         Adjustments        (as reported)
                                  ------------        ------------        ------------       ------------
Revenues                          $     18,543        $     14,324        $         --       $     32,867
Expenses                             1,987,473              25,898                  --          2,013,371
                                  ------------        ------------        ------------       ------------

Loss from operations                (1,968,930)            (11,574)                 --         (1,980,504)
Other expense                           (1,160)                 --                  --             (1,160)
                                  ------------        ------------        ------------       ------------

Loss before provision for
  income taxes                      (1,970,090)            (11,574)                 --         (1,981,664)
                                  ------------        ------------        ------------       ------------

Income tax provisions                       --                  --                  --                 --
                                  ------------        ------------        ------------       ------------

Net loss                          $ (1,970,090)       $    (11,574)       $         --       $ (1,981,664)
                                  ============        ============        ============       ============

Basic and diluted loss per
  common share                    $      (0.08)                                              $      (0.08)
                                  ============                                               ============

Basic and diluted weighted
  common shares outstanding         23,314,353                                                 23,378,738
                                  ============                                               ============

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3.  FIXED ASSETS

Fixed assets consist of the following as of December 31, 2003:

             Equipment                                           $   120,253
             Furniture and fixtures                                   16,358
             Leasehold equipment                                       1,760
                                                                  ----------
                                                                     138,371
             Less: accumulated depreciation                           48,248
                                                                  ----------

             Fixed assets, net                                    $   90,123
                                                                  ==========


NOTE 4. NOTE RECEIVABLE

On July 16, 2001, the Company entered into an agreement to loan a principal sum, with a maximum of $500,000, to See/Saw Communications, Inc., in exchange for a convertible promissory note, which is convertible to a 10-15% membership interest in the entity. The President of See/Saw Communications, Inc. serves as a Advisory Board Member for the Company, see Note 8 and 9 for other transactions entered into with See/Saw Communications, Inc. The percentage of membership interest would be determined by the exercise date based upon the loan amount outstanding, with conversion rights executed before February 22, 2003, resulting up to a 10% interest and execution after the said date would result up to a 15% interest. The note is due in yearly anniversary payments of interest at 8% per annum with the outstanding principal due on August 22, 2006. As of December 31, 2002, the Company had loaned $86,500 to this entity and recorded accrued interest of $4,769.

As of December 2003, the Company evaluated the note receivable and interest receivable totaling $86,500 and $4,769, respectively, and determined that it was doubtful the Company would collect the balances. Accordingly, the Company recorded bad debt related to note receivable totaling $91,269 for the entire outstanding balance of the note and interest receivable.

NOTE 5. DUE TO STOCKHOLDERS

Due to stockholders totaling $283,495 as of December 31, 2003 consist of the following:

              Unreimbursed expenses to various stockholders          $   23,935

              Loan from the Company's President and majority
                stockholder                                             154,560

              Accrued wages for the Company's President and
                majority stockholder                                    105,000
                                                                     ----------

                                                                     $  283,495
                                                                     ==========

The above balances are non-interest bearing, unsecured, and due on demand.

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 6. CONVERTIBLE LOANS PAYABLE - RELATED PARTIES

As of December 31, 2003, convertible loans payable totaling $52,500 were payable to various employees and an officer of the Company. The loans are unsecured, bearing interest at 9% per annum, and are to be paid during November 2004. The employees and officer may convert all or a portion of the principal and interest into shares of the Company's common stock at 75% of the average closing bid price over the preceding five business days of public trading.

NOTE 7. LOANS PAYABLE

In February 2003, the Company borrowed funds from an individual totaling $15,000 maturing June 2004, unsecured, and bearing a simple interest rate of 9%. As of December 31, 2003 the outstanding principal balance totaled $4,500.

In March 2003, the Company borrowed funds from an individual totaling $10,000, which is due on demand, unsecured, and bearing no interest. As of December 31, 2003 the outstanding principal balance totaled $5,000.

In September 2002, an entity alleged it entered into a loan agreement with the Company during February 2002 totaling $54,000. The Company is defending on the basis the Company issued 89,000 shares of common stock in consideration of this balance. The Company is negotiating this balance and has recognized a liability of $25,000 as loan payable.

In June 2003, the borrowed funds from two individuals totaling $60,000 which matured September 18, 2003, unsecured, and bearing interest at 12%. In relation to the loans, the Company issued 650,000, 200,000, and 400,000 shares of its common stock in June, August, and December 2003, respectively, totaling $99,200. Additionally, the Company granted warrants for 300,000 totaling $15,000 shares of common stock which expired in September 2003. The shares and warrants related to these borrowed funds are deemed loan origination fees totaling $114,220, of which the entire balance has been expensed as of December 31, 2003. The Company is currently negotiating new terms to these loans.

NOTE 8. CONVERTIBLE LOAN PAYABLE

In August 2003, the Company borrowed funds from an individual totaling $10,000, maturing in August 2004, unsecured, and bearing interest at 12%. The individual is entitled to convert all or a portion of the principal balance into shares of the Company's common stock at a conversion price of $0.20 per share. Further, the individual has the option of receiving payment of accrued interest in cash or 50,000 shares of the Company's common stock. As of December 31, 2003 the outstanding principal balance totaled $10,000.

NOTE 9. OTHER LIABILITIES

Unissued Stock - In December 2003, the Company received funds totaling $80,948 related to the sale of 2,632,227 shares of common stock which were not issued until January 2004 (see Note 15).

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 9. OTHER LIABILITIES (CONTINUED)

Other - During October 2003, the Company entered into a Common Stock Purchase Agreement ("Purchase Agreement") with an individual whereby the Company agreed to issue 5,000,000 shares of its common stock in exchange for cash totaling $150,000. The Purchase Agreement also granted the individual an option to purchase an additional 3,333,000 shares of the Company's common stock at $0.03 per share.

During October 2003, the Company entered into an Employment Agreement with this same individual, whereby the Company employed the individual as an operations manager for the term of three years. The individual is entitled to compensation of $15,000 per month with the option to receive payment in the Company's common stock. Such shares would be determined by the bid price on the last day of the month preceding the date the salary was due. The Employment Agreement terminates during October 2006. However, the Company at its option may terminate the agreement but shall pay the individual's accrued salary, unreimbursed expenses, and all other compensation and benefits through the first six months or the termination date, whichever is greater.

Also during October 2003, the Company entered into a Consulting Agreement with this same individual whereby the individual would provide other services not set forth in the Employment Agreement in exchange for 1,000,000 shares of the Company's common stock totaling $109,000. The Consulting Agreement terminates during October 2006.

As of December 31, 2003, the individual paid $30,699 of the total $150,000 required under the Purchase Agreement. The Company rescinded all agreements with the individual as the individual did not pay the entire $150,000 as required by the Purchase Agreement and attempted to return the $30,699. The individual refused to accept the funds and filed a suit against the Company as discussed in
Note 13. The Company has recorded the $30,699 has part of other liability totaling $111,647.

NOTE 10. RELATED PARTY TRANSACTIONS

In April 2001, the Company issued 15,000,000 shares of its common stocks to its founder and President for cash consideration totaling $247,725 or $0.0165 per share.

In April 2001, the Company issued 3,000,000 shares of its common stocks to its founder and President for services at $0.0165 per share.

On January 18, 2002, the Company entered into a management consulting agreement with several officers of See/Saw Communications, Inc. The President of See/Saw Communications, Inc. serves as a Advisory Board Member for the Company, see Note
3. The agreement provides for strategic planning and general business services for a period of one year in consideration of 760,000 shares of the Company's common stock, to include 330,000 shares to the President of See/Saw
Communications, Inc. The Company has valued this transaction at $494,000 or $0.65 per share which has been expensed during the year ended December 31, 2002. In March and April 2002, the Company issued 760,000 shares of its common stock to various individuals of the See/Saw Communications, Inc.

During the year ended December 31, 2002, the Company's President/stockholder had given 600,000 shares of the Company's common stock owned by him to various consultants for payment on consulting agreements entered into during 2001. The value of the shares at the consummation of these agreements were $0.65 per share which the Company recorded a stock payable-related party totaling $535,950 for these shares to be issued in the future to the Company's President/stockholder as replacement. The Company has expensed $535,950 for the year ended December 31, 2002. During November 2002, the Company issued 600,000 shares of its common stock to the President/stockholder of the Company in satisfaction of the stock payable-related.

In November 2002, the Company issued 2,000,000 shares of its common stock to the President and majority stockholder of the Company in satisfaction of amounts due to such stockholder totaling $323,303.

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 10. RELATED PARTY TRANSACTIONS (CONTINUED)

In November 2002, the President and majority stockholder returned 362,000 shares of common stock to the Company which the Company cancelled.

In April 2003, the Company issued 580,000 shares of its common stock to the President and majority stockholder in satisfaction of a $58,000 reduction of due to stockholder.

In May 2003, the President and majority stockholder borrowed $40,000 from a third party lender using 296,000 shares of his personal common stock of the Company as collateral and loaned the $40,000 to the Company. In August 2003, the lender sold the stock in consideration of interest on the loan totaling $9,700. In December 2003, the Company issued 296,000 shares of common stock to the President to replace the stock sold by the lender. The Company recorded the issuance as interest expense totaling $23,680. Further, the President paid the loan in December 2003 along with an additional $17,238 in interest. As the proceeds from the loan were used to pay expenses on behalf of the Company, the Company increased the loan from the President and recorded interest expense totaling $17,238.

In June 2003, the Company issued 880,000 shares of its common stock to the President and majority stockholder for services at $0.11 per share.

In August 2003, the Company issued 1,383,555 shares of its common stock to the President and majority stockholder for services at $0.04 per share.

In October 2003, the Company issued 250,000 shares of its common stock to the President and majority stockholder for services at $0.11 per share.

On October 1, 2003, the Company entered into an Employment Agreement with Thadd Brooks to act as Internet Technology Manager for a term of three years, whereby he receives a base salary of $5,000 per month. Further, if funds are not available to pay the salary, Mr. Brooks will be paid in shares of the Company's common stock equal to the salary divided by the bid price on the last day of the month preceding the date the salary was due.

On October 1, 2003, the Company entered into an Employment Agreement with Richard McCourt to act as Field Operations Manager for a term of three years, whereby he receives a base salary of $5,000 per month. Further, if funds are not available to pay the salary, Mr. McCourt will be paid in shares of the Company's common stock equal to the salary divided by the bid price on the last day of the month preceding the date the salary was due.

On October 1, 2003, the Company entered into an Employment Agreement with John Fraier to act as Chief Financial Officer for a term of three years, whereby he receives a base salary of $7,000 per month. Further, if funds are not available to pay the salary, Mr. Fraier will be paid in shares of the Company's common stock equal to the salary divided by the bid price on the last day of the month preceding the date the salary was due.

On October 1, 2003, the Company entered into an Employment Agreement with Dorothy Garrington to act as Executive Assistant for a term of three years, whereby she receives a base salary of $4,000 per month. Further, if funds are not available to pay the salary, Mrs. Garrington will be paid in shares of the Company's common stock equal to the salary divided by the bid price on the last day of the month preceding the date the salary was due.

In November 2003, the Company issued 150,000 shares of its common stock to the President and majority stockholder for services at $0.12 per share.

In November 2003, the Company issued 155,000 shares of its common stock to an officer for services at $0.12 per share.

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 10. RELATED PARTY TRANSACTIONS (CONTINUED)

In November 2003, the Company issued 2,026,000 shares of its common stock to various employees for services at $0.12 per share.

In December 2003, the company issued 90,000 shares of its common stock to an officer and various employees in satisfaction of accounts payable and accrued expenses at $0.10 per share.

In December 2003, the Company issued 150,000 shares of its common stock to the President and majority stockholder for services at $0.08 per share.

During the year ended 2003 the Company terminated their agreement with a former officer. The officer sued and won judgment for unpaid services totaling $16,800 and $25,000, respectively. The Company settled with the former officer with the assistance of a third party entity contracted to promote the Company's stock, who agreed to purchase the former officer's outstanding warrants to purchase 990,000 shares of the Company's common stock in exchange for $18,000. In return, the former officer agreed to forgive all remaining debts owed by the Company. Prior to the settlement, the Company had accrued $57,500 to the former officer. The Company recorded the satisfaction of this liability as a $57,500 contribution to additional paid-in capital.

NOTE 11. CONSULTING SERVICES

In October 2001, the Company entered into a consulting agreement with a company to provide financial public relations service for a period of twelve months in consideration for 250,000 restricted shares of it's common stock valued at $432,000. The Company valued this transaction by taking the average closing stock price five days before and after the date of the consulting agreement and then discounting by 10%. The Company believes that a 10% discount is appropriate considering the length of time for this consultant to have the ability to sell such shares in the future as a result of the restricted nature of the common stock and minimal historical daily trading volume for its common stock. The Company has recorded consulting expenses for $331,219 for the year ended December 31, 2002 and $100,781 for the period from April 19, 2001 through December 31, 2001 for a cumulative total of $432,000 as of December 31, 2002.

In November 2001, the Company entered into a consulting agreement with a company to provide investor relations and advisory services for a period of twelve months in consideration for 350,000 restricted shares of it's common stock valued at $103,950. The Company valued this transaction by taking the average closing stock price five days before and after the date of the consulting agreement and then discounting by 10%. The Company believes that a 10% discount is appropriate considering the length of time for this consultant to have the ability to sell such shares in the future as a result of the restricted nature of the common stock and minimal historical daily trading volume for its common stock. The Company has recorded consulting expenses for $85,575 for the year ended December 31, 2002 and $18,375 for the period from April 19, 2001 through December 31, 2001 for a cumulative total of $103,950 as of December 31, 2002.

In November 2001, the Company entered into a consulting agreement with a company to provide corporate finance and advisory services for a period of twelve months in consideration for warrants to purchase 1,000,000 shares of the Company's common stock with a weighted average exercise price of $1.00. The Company has valued this transaction at $350,000 in accordance with SFAS No. 123. The Company has recorded consulting expenses for $291,666 for the year ended December 31, 2002 and $58,334 for the period from April 19, 2001 through December 31, 2001 for a cumulative total of $350,000 as of December 31, 2002.

In May 2002, the Company issued 905,000 shares of the Company's common stock to various consultants for services valued at $316,750. The Company has recorded this transaction as consulting expense for the year ended December 31, 2002.

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 11. CONSULTING SERVICES (CONTINUED)

In July 2002,  the Company  entered into a consulting  agreement  with a company
("Consulting Company") to provide marketing and consulting services in consideration of $30,000 per month renewable each month. In September 2002, the Company did not renew the consulting agreement. However, the Company had compensated the Consulting Company for two months of consulting services with the issuance of 600,000 shares of the Company's common stock in satisfaction of $60,000 of services for the two months.

In September 2002, the Company entered into a consulting agreement with a company to provide investor relations for a period of twelve months in consideration of 300,000 shares of the Company's common stock and warrants to purchase 200,000 shares of common stock with an weighted average exercise price of $0.75. The Company has valued this transaction at $25,000 under SFAS No. 123. The Company has issued both the common stocks and warrants as of December 31, 2002. The Company has recorded expenses for $17,709 and $7,291 for the years ended December 31, 2003 and 2002, respectively.

In September 2002, the Company entered into a consulting agreement with a company to provide consulting and public relations for a period of thirteen months in consideration of 200,000 shares of the Company's common stock and warrants to purchase 300,000 shares of common stock with an weighted average exercise price of $0.75. The Company has valued this transaction at $25,000 under SFAS No. 123. The Company has issued both the common stocks and warrants as of September 30, 2002. The Company has recorded expenses for $17,309 and $7,691 for the years ended December 31, 2003 and 2002, respectively.

NOTE 12. STOCKHOLDERS' DEFICIT

Stock issuances - In September 2001 as discussed in Note 1, the Company issued 2,431,000 shares of its common stock for the acquisition of all the outstanding capital stock of Limelight Network, Inc. The Company recorded an expense of $2,431 during 2001 as a result of this transaction.

In May 2002, the Company issued 905,000 shares of its common stock to various consultants for consulting expense valued at $316,750.

In June 2002, the Company issued 10,000 shares of its common stock related to the exercise of warrants at $0.50 per share.

In July 2002, the Company issued 150,000 shares of its common stock for cash at $0.10 per share.

Stock issuances (continued) - In July 2002, the Company issued 2,000,000 shares of its common stock for cash at $0.10 per share, net of offering cost of $20,000, through a common stock purchase agreement ("Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, a provision provides for a put and call right. The put right gives the purchaser the right to sell all or portion of the common stock for a cash price of $0.19 per share during the period from April 3, 2003 through July 3, 2003. The call right gives the Company the right to purchase all or portion of the common stock for a cash price of $0.20 during the period from the date of the agreement through April 3, 2003. The Company's President and majority shareholder has personally guaranteed the provisions of the put right within the agreement in the event the Company's stock value is less than the required purchase price.

In August and September 2002, the Company issued 1,100,000 shares of its common stock to various consultants for prepaid consulting services valued at $85,000.

In September 2002, the Company issued 200,000 shares of its common stock for a note receivable totaling $20,000. The Company determined that the note was uncollectible and wrote off the entire balance for the year ended December 31, 2002.

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 12. STOCKHOLDERS' DEFICIT (CONTINUED)

In November 2002, the Company issued 500,000 shares of its common stock for the acquisitions of UniGuest of Tennessee, Inc. These shares were cancelled in October 2003 as discussed in Note 2.

In November 2002, the Company issued 600,000 shares of its common stock in satisfaction of a loan payable valued at $75,000.

In February 2003, the Company issued 177,000 shares of its common stock for services at $0.11 per share.

In February 2003, the Company issued 300,000 shares of its common stock for services at $0.10 per share.

In March 2003, the Company issued 200,000 shares of its common stock for services at $0.10 per share.

In March 2003, the Company issued 30,000 shares of its common stock for cash at $0.10 per share.

In November 2003, the Company issued 1,717,000 shares of its common stock for cash at $0.03 per share.

In November 2003, the Company issued 1,050,000 shares of its common stock for services at $0.12 per share.

In December 2003, the Company issued 833,331 shares of its common stock for cash at .03 per share.

Stock warrants - In connection with certain business transactions and debt or equity offerings, the Company has granted various warrants to purchase common stock. The following table summarizes activity relating to outstanding warrants from April 19, 2001 (date of inception of Limelight Media Group, Inc.) through December 31, 2003:

                                                  Number         Weighted
                                                    of            Average
                                                  Shares      Exercise Price
                                                 ---------    --------------
Balance, April 19, 2001(Date of Inception)              --       $      --
  Warrants granted and assumed                   1,000,000            0.75
  Warrants expired                                      --              --
  Warrants canceled                                     --              --
  Warrants exercised                                    --              --
                                                 ---------       ---------

Balance, December 31, 2001                       1,000,000            0.75
  Warrants granted and assumed                     500,000            0.65
  Warrants expired                                      --              --
  Warrants canceled                                     --              --
  Warrants exercised                                10,000            1.00
                                                 ---------       ---------

Balance, December 31, 2002                       1,490,000            0.71
  Warrants granted and assumed                     300,000            0.15
  Warrants expired                                 300,000            0.15
  Warrants canceled                                     --              --
  Warrants exercised                                    --              --
                                                 ---------       ---------
Balance, December 31, 2003                       1,490,000       $    0.71
                                                 =========       =========

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 12. STOCKHOLDERS' DEFICIT (CONTINUED)

The following table summarizes information about warrants outstanding at December 31, 2003:

                                                Weighted
                              Number            Average               Number
                            Outstanding        Remaining            Exercisable
      Exercise                 as of          Contractual              as of
       Price                 12/31/03             Life               12/31/03
   -------------           ------------       -------------        ------------
    $      0.25              100,000           2.0 years              100,000
           0.50              700,000           1.3 years              700,000
           1.00              690,000           1.3 years              690,000
    -----------            ---------          -----------           ---------

    $      0.71            1,490,000                                1,490,000
    ===========            =========                                =========


The following table summarizes information about warrants granted during the year ended December 31, 2003:

                             Exercise Price
                           Equals, Exceeds or
          Number of         is Less Than Mkt.        Weighted                                Weighted
       Warrants Granted      Price of Stock          Average            Range of             Average
         During 2003          on Grant Date       Exercise Price     Exercise Price         Fair Value
         -----------          -------------       --------------     --------------         ----------
                --               Equals             $      --          $        --         $        --
           300,000               Exceeds            $     0.15         $      0.15         $      0.05
                --              Less Than           $      --          $        --         $        --
         ---------              -----------         ----------         -----------         -----------
           300,000                                  $     0.15         $      0.15         $      0.05
         =========              ===========         ==========         ===========         ===========

The Company estimates the fair value of warrants at the grant date by using the Black-Scholes option pricing-model with the following weighted-average assumptions used for grants in 2003 and 2002; no dividend yield; expected volatility of 221.59% and 428.19%; risk free interest rates of 4% and 2.52%; and expected lives of 0.5 and 2.0 years. The Company valued the consulting services under SFAS No. 123 relating to the warrants that became exercisable upon grant in 2003 and 2002 for $15,000 and $25,000, respectively.

NOTE 13. COMMITMENTS AND CONTINGENCIES

Legal proceedings - During February 2002, a company alleged claims against the Company for non-payment related to a consulting services agreement. The Company was unable to secure adequate financing to engage the consultant and no services were rendered however the consultant claims payments totaling $93,000 remain due. A default judgment was entered in favor of the consultant however execution of the judgment has not occurred due to misidentification of the Company. The Company intends to fully defend itself against these claims.

During September 2002, a company alleged it entered into a loan agreement with the Company during February 2002 totaling $54,000. The Company is defending on the basis the Company issued 89,000 shares of common stock in consideration of this balance. The Company is negotiating this balance and has recognized a liability of $25,000 as loan payable.

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 13. COMMITMENTS AND CONTINGENCIES (CONTINUED)

As discussed in Note 9, the Company rescinded the Purchase Agreement, and Employment Agreement and Consulting Agreement with an individual. The individual filed suit against the Company alleging entitlement to the following: (i) 5,000,000 shares of the Company's common stock related to the Purchase Agreement, (ii) 1,000,000 shares of the Company's common stock related to the Consulting Agreement, (iii) the proxy to vote 17,000,000 shares of the Company's common stock currently held by the President, and (iv) payment under the Employment Agreement for the sum of $15,000 per month plus benefits. The Company has denied the relevant allegations and has filed counterclaims seeking damages of approximately $900,000. Through the date of this report, the individual has made a settlement offer for 100,000 shares of the Company's common stock, $30,000 and payment of attorney fees. The Company has not determined whether the offer will be accepted.

Abandoned operating lease - During 2002, the Company was subject to an operating lease for an office. Due to a default on the scheduled monthly payments the Company does not occupy the office space however may be subject to the terms under a non-cancelable operating lease if the space is not leased. Under the terms the Company would be obligated to pay approximately $26,000 as of December 31, 2003, as well as future minimum lease payments approximating $97,000. For the period from April 19, 2001 through December 31, 2002, total rent expense for the leased office approximated $53,200. For the year ended 2003, the Company has not recorded rent expense or liabilities for the leased office due to the lack of correspondence from the lessor.

Leased facility - The Company operates from a leased facility under a noncancellable operating lease. The lease calls for a base monthly rent of $2,800. As of December 31, 2003 and 2002, total rent expense for the leased facility approximated $19,600 and $--, respectively.

Future minimum rental payments required under the operating lease for the office facility as of December 31, 2003, are as follows:


                2004                $     33,996
                2005                      33,996
                2006                      14,165
                                    ------------

                                    $     82,257
                                    ============


NOTE 14. SUBSEQUENT EVENTS

Stock issuances - In January 2004, the Company issued 2,632,227 in satisfaction of other liabilities totaling $80,948 (see Note 9).

In January 2004, the Company issued 150,000 shares of common stock to the president and majority stockholder for services at $0.15 per share.

                           LIMELIGHT MEDIA GROUP, INC.
                  (FORMERLY KNOWN AS SHOWINTEL NETWORKS, INC.)

                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 14. SUBSEQUENT EVENTS (CONTINUED)

Standby Equity Distribution Agreement - In February 2004, the Company entered into a Standby Equity Distribution Agreement ("Distribution Agreement") with Cornell Capital Partners, LLP ("Cornell"). The Distribution Agreement entitles the Company to draw funds up to $12,000,000 from issuance of its common stock for an amount equal to 97% of the lowest closing bid price on the
Over-the-Counter Bulletin Board or other principal market 5 days immediately following the advance notice date, expiring February 2006, subject to certain terms and conditions. Cornell Capital Partners will retain 5% of each advance under the Distribution Agreement. Additionally, the Distribution Agreement requires the Company to pay Cornell a commitment fee in the amount of $340,000 to be paid by the issuance of a Convertible Fee Debenture, as discussed below. Furthermore, the Company is required to file a registration statement on Form SB-2 with the Securities and Exchange Commission for the registration of common stock for future issuance related to the Credit Agreement. In addition, the Company issued 52,632 shares of common stock to Newbridge Securities Corporation as a placement agent fee in connection with the Standby Equity Distribution Agreement.

Convertible Fee Debenture - In February 2004, pursuant to the Distribution Agreement, as discussed above, the Company issued a Convertible Fee Debenture ("Debenture") to Cornell totaling $340,000. The balance is unsecured, bears an interest rate of 5.0%, with principal and interest to automatically convert into the Company's common stock in February 2007. Additionally, Cornell is entitled to convert all or part of the principal and interest balance of the Debenture into the Company's common stock equal to the lowest closing bid price for the three trading days immediately preceding the conversion date.

Secured Convertible Debenture - In February 2004, the Company issued a Secured Convertible Debenture to Cornell secured by the Company's assets. Upon closing, the Company received $250,000 and will receive an additional $250,000 upon filing the Form SB-2 with the Securities and Exchange Commission. The balance bears an interest rate of 5.0%, with principal and interest automatically converting to shares of the Company's common stock in February 2007. Cornell has the option of converting this loan to common stock, at the lower of a) twenty-five cents ($0.25) or b) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT LIMELIGHT MEDIA GROUP, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                  -----------------------

This prospectus does not constitute an offer to sell, or a                         ----------------------
solicitation of an offer to buy any securities:
                                                                                         PROSPECTUS

    [_]  except the common stock offered by this
         prospectus;                                                               ---------------------

    [_]  in any jurisdiction in which the offer or
         solicitation is not authorized;
                                                                                         58,211,160

    [_]  in any jurisdiction where the dealer or other                             SHARES OF COMMON STOCK
         salesperson is not qualified to make the offer or
         solicitation;

    [_]  to any person to whom it is unlawful to make the                       LIMELIGHT MEDIA GROUP, INC.
         offer or solicitation; or

    [_] to any person who is not a United States resident or who is outside the jurisdiction of the United
         States.

The delivery of this prospectus or any accompanying sale                            ______________, 2004
does not imply that:

    [_] there have been no changes in the affairs of Limelight Media Group, Inc. after the date of this prospectus; or

    [_] the information contained in this prospectus is correct after the date of this prospectus.

                  -----------------------

Until _________, 2004, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Limelight Media pursuant to the foregoing, or otherwise, Limelight Media has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Limelight Media will pay all expenses in connection with this offering.

          Securities and Exchange Commission Registration Fee       $ 1,100
          Printing and Engraving Expenses                           $ 2,500
          Accounting Fees and Expenses                              $20,000
          Legal Fees and Expenses                                   $50,000
          Miscellaneous                                             $11,400
                                                                    -------

          TOTAL                                                     $85,000
                                                                    =======


RECENT SALES OF UNREGISTERED SECURITIES

      In April 2001, we issued 15,000,000 shares of our common stock to Mr. David V. Lott, our founder and President, for cash consideration totaling $247,725, or $0.0165 per share.

      In April 2001, we issued 3,000,000 shares of our common stock to Mr. David
V. Lott, our founder and President, for past services rendered totaling $49,500, or $0.0615 per share, which has been recorded as an expense during 2001.

      In September 2001, we issued 2,431,000 shares of our common stock for the acquisition of all the outstanding capital stock of Showintel Network, Inc. We recorded an expense of $2,431 during 2001 as a result of this transaction.

      In October 2001, we entered into a consulting agreement with a company to provide financial public relations service for a period of twelve months in consideration for 250,000 restricted shares of our common stock valued at $432,000. We valued this transaction by taking the average closing stock price five days before and after the date of the consulting agreement and then discounting by 10%. We believe that a 10% discount is appropriate considering the length of time for this consultant to have the ability to sell such shares in the future as a result of the restricted nature of the common stock and minimal historical daily trading volume for our common stock.

      In November 2001, we entered into a consulting agreement with a company to provide investor relations and advisory services for a period of twelve months in consideration for 350,000 restricted shares of our common stock valued at $103,950. We valued this transaction by taking the average closing stock price five days before and after the date of the consulting agreement and then discounting by 10%. We believe that 10% discount is appropriate considering the length of time for this consultant to have the ability to sell such shares in the future as a result of the restricted nature of the common stock and minimal historical daily trading volume for our common stock.

      In November 2001, we entered into a consulting agreement with a company to provide corporate finance and advisory services for a period of twelve months in consideration for warrants to purchase 1,000,000 shares of our common stock with a weighted average exercise price of $1.00. We have valued this transaction at $350,000.

      On January 18, 2002, we entered into a management consulting agreement with several officers of See/Saw Communications, Inc. The agreement provides for strategic planning and general business services for a period of one year in consideration of 760,000 shares of Limelight Media's common stock, to include 330,000 shares to Ms. Marna Grantham, the President of See/Saw Communications, Inc. We have valued this transaction at $494,000, or $0.65 per share, which has been expensed during the year ended December 31, 2002.

      In March and April 2002, we issued 760,000 shares of our common stock to various individuals of See/Saw Communications, Inc.

      In May 2002, we issued 905,000 shares of our common stock to various consultants for consulting expense valued at $316,750.

      In June 2002, we issued 10,000 shares of our common stock related to the exercise of warrants at $0.50 per share.

      During the six-month period ended June 30, 2002, Mr. David V. Lott, our President and a Director, had given 600,000 shares of Limelight Media's common stock owned by him to various consultants for payment on consulting agreements entered into during 2001. The value of the shares at the consummation of these agreements was $0.65 per share, which we have recorded a stock payable-related party totaling $535,950 for these shares to be issued in the future to Mr. Lott as a replacement. We have expensed $416,794 for the year ended December 31, 2002 and $119,156 for the year ended December 31, 2001, for a total accumulated expense of $535,950 as of December 31, 2002. During November 2002, we issued 600,000 shares of our common stock to Mr. David V. Lott, our President and a Director, in satisfaction of the stock payable-related.

      In July 2002, we entered into a consulting agreement with a company to provide marketing and consulting services in consideration of $30,000 per month, renewable each month. In September 2002, we did not renew the consulting agreement. However, we had compensated the consultant for two months of consulting services with the issuance of 600,000 shares of our common stock in satisfaction of $60,000 of services for the two months.

      In July 2002, we issued 150,000 shares of our common stock for cash at $0.10 per share.

      In July 2002, we issued 2,000,000 shares of our common stock for cash at $0.10 per share, net of offering cost of $20,000, through a Common Stock
Purchase Agreement. Pursuant to the agreement, a provision provides for a put-and-call right. The put right gives the purchaser the right to sell all or portion of the common stock for a cash price of $0.19 per share during the period from April 3, 2003 through July 3, 2003. The call right gives Limelight Media the right to purchase all or portion of the common stock for a cash price of $0.20 during the period from the date of the agreement through April 3, 2003. Mr. David V. Lott, our President and Director, has personally guarantee the provisions of the put right within the agreement in the event the stock value is less than the required purchase price.

      In August and September 2002, we issued 1,100,000 shares of our common stock to various consultants for consulting expense valued at $85,000.

      In September 2002, we issued 200,000 shares of our common stock for a note receivable totaling $20,000. We determined that the note was uncollectible and wrote off the entire balance for the year ended December 31, 2002.

      In September 2002, we entered into a consulting agreement with a company to provide investor relations for a period of twelve months in consideration of 300,000 shares of our common stock and warrants to purchase 200,000 shares of common stock with a weighted average exercise price of $0.75. We have valued this transaction at $25,000. We have issued both the shares of common stock and warrants as of December 31, 2002. We have recorded expenses for $17,709 and $7,291 for the years ended December 31, 2003 and 2002, respectively.

      In September 2002, we entered into a consulting agreement with a company to provide consulting and public relations for a period of thirteen months in consideration of 200,000 shares of our common stock and warrants to purchase 300,000 shares of common stock with a weighted average exercise price of $0.75. We have valued this transaction at $25,000. We have issued both the shares of common stock and warrants as of September 30, 2002. We have recorded expenses for $17,309 and $7,291 for the years ended December 31, 2003 and 2002, respectively.

      In November 2002, we issued 500,000 shares of our common stock for the acquisition of Uniguest of Tennessee, Inc.

      In November 2002, we issued 600,000 shares or our common stock to Mr. David V. Lott, our President and Director, in satisfaction stock payable-related party totaling $535,950.

      In November 2002, Mr. David V. Lott returned 362,000 shares of common stock to Limelight Media, which we cancelled.

      During November 2002, we issued 2,000,000 shares of our common stock to Mr. David V. Lott, our President and a Director, in satisfaction of due to stockholders totaling $323,303.

      On November 7, 2001, we issued warrants to a consultant to purchase 1,000,000 shares of our common stock at an exercise price of $0.50 and $1.50, respectively. These warrants were exercisable upon issuance and expire November 12, 2004.

      On February 13, 2003, 177,000 shares were issued, at a price of $0.11 per share, to Market Pathways, a market development and research company, pursuant to Section 4(2) of the Securities Act of 1933. The shares were issued for services in the amount of $19,470. The shares are restricted as to resale under Rule 144. On the date of issuance, the market price of the common stock was $0.11 per share.

      On March 30, 2003, 30,000 shares were sold to Leslie Nelson for a total of $3,000, at a price of $0.10 per share. The shares were sold pursuant to Section 4(2) of the Securities Act of 1933. The proceeds have been used for installation of equipment. The shares are restricted as to resale under Rule 144. On the date of issuance, the market price of the common stock was $0.10 per share.

      On March 30, 2003, 200,000 shares were issued, at a price of $0.10 per share, to Erik Nelson in consideration for consulting services totaling $20,000 pursuant to a consulting services agreement entered into by Limelight and Mr. Nelson on November 9, 2002. On the date of issuance, the market price of the common stock was $0.10 per share.

      On April 16, 2003, Limelight Media issued 580,000 shares of our common stock, at a price of $0.10 per share, in satisfaction of a $58,000 reduction due to David V. Lott, our President and a Director, consisting of loans from and accrued wages for Mr. Lott. On the date of issuance, the market price of the common stock was $0.10 per share.

      On August 10, 2003, Limelight Media received $10,000 from an investor in the form of a convertible note with an expiration date of December 31, 2005 and a conversion price of $0.20 per share. The note bears an annual interest rate of 9%.

      Pursuant to a Board of Directors' Resolution of August 1, 2003, Limelight Media agreed to issue up to 5 million shares to David V. Lott, our President and a Director, for services rendered, at an average price of $0.07 per share. Mr. Lott has accepted no compensation and has continually financed Limelight Media since its inception out of personal funds. The Board of Directors has agreed to the additional shares to Mr. Lott in consideration of his support of Limelight Media. As of this filing, Limelight has issued 2,813,555 to Mr. Lott.

      On December 12, 2003, a total of 400,000 shares were issued to Messrs. Kirk Krajewski and Charles Ingram in accordance with a promissory note between the parties and Limelight Media.

      As a matter of clarification, Limelight Media believes the cancellation of shares issued into an escrow account with International Forex Finance have not been properly disclosed. In February 2002, twenty-five million shares of common stock were placed in escrow with International Forex Finance in advance of anticipated line of credit. A formal agreement was executed between Limelight and International Forex Finance in September 2002 to be closed in October 2002. At closing, the terms of the line of credit were changed such that Limelight could not accept them. Therefore the line of credit was cancelled. The shares were released from escrow and Limelight subsequently cancelled all shares issued to escrow with International Forex Finance.

      On February 17, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. In connection with the Standby Equity Distribution Agreement, Cornell Capital Partners received a commitment fee in the form of a Compensation Debenture in the principal amount of $340,000 that is convertible into shares of our common stock at a price equal to 100% of the lowest closing bid price for the three trading days immediately preceding the conversion date.

      On February 17, 2004, we issued 52,632 shares of our common stock valued at $10,000 to Newbridge Securities Corporation as a placement agent fee in connection with the Standby Equity Distribution Agreement.


      On February 17, 2004, we completed a private placement with Cornell Capital Partners, whereby we have issued Secured Convertible Debentures in the principal amount of $500,000.

      The Secured Convertible Debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance, or (ii) 80% of the average of the lowest daily volume weighted average price of our common stock for the 5 trading days immediately preceding the conversion date. At maturity, the remaining unpaid principal and accrued interest under the debentures shall be, at our option, either paid or converted into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the date of issuance or (ii) 80% of the lowest closing bid price of the common stock for the lowest trading days of the 5 trading days immediately preceding the conversion date. The Secured Convertible Debenture is secured by all of Limelight Media's assets. The Secured Convertible Debentures accrues interest at a rate of 5% per year and has a term of 3 years. In the event the Secured Convertible Debentures are redeemed, then Limelight Media will issue to Cornell Capital Partners a warrant to purchase 50,000 shares for every $100,000 redeemed at an exercise price of 120% of the closing bid price as of February 17, 2004.

      Limelight Media received $250,000 from the issuance of a Secured Convertible Debenture on February 17, 2004 and we received $250,000 from the issuance of a second Secured Convertible Debenture when we filed the accompanying registration statement with the Securities and Exchange Commission.

      In March 2004, Limelight Media cancelled 55,000 shares of its common stock.

      In March 2004, Limelight Media issued 26,600 shares of its common stock for services at $0.37 per share.

      Limelight believes that all transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Act; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement need be in effect prior to such issuances.

EXHIBITS

EXHIBIT NO.           DESCRIPTION                                              LOCATION
-----------           -----------                                              --------
2.1                   Plan of Acquisition                                      Incorporated by reference to Exhibit 2.1 to
                                                                               Company's Registration Statement on Form 8K as
                                                                               filed on July 21, 2000 and provided herewith

3.1                   Articles of Incorporation                                Incorporated by reference to Company's
                                                                               Registration Statement on Form 10SBG as filed
                                                                               January 25, 2000 and provided herewith

3.2                   By-laws                                                  Incorporated by reference to Exhibit 3.4 to
                                                                               Company's Registration Statement on Form 8K as
                                                                               filed on July 21, 2000 and provided herewith


5.1                   Opinion re: legality                                     **




EXHIBIT NO.           DESCRIPTION                                              LOCATION
-----------           -----------                                              --------

10.1                  Securities Purchase Agreement, dated February 17, 2004   Provided herewith
                      by and between Limelight Media and Cornell Capital
                      Partners, L.P.

10.2                  Investor Registration Rights Agreement, dated            *
                      February 17, 2004 by and between Limelight Media and
                      Cornell Capital Partners, L.P.

10.3                  Security Agreement, dated February 17, 2004 by and       *
                      between Limelight Media and Cornell Capital Partners,
                      L.P.

10.4                  Irrevocable Transfer Agent Instructions, dated           *
                      February 17, 2004, by and among Limelight Media,
                      Cornell Capital Partners, L.P. and First American
                      Stock Transfer

10.5                  Escrow Agreement, dated February 17, 2004 by and among   *
                      Limelight Media, Cornell Capital Partners, L.P. and
                      Butler Gonzalez, LP

10.6                  Form of Secured Convertible Debenture                    *

10.7                  Form of Warrant                                          *

10.8                  Standby Equity Distribution Agreement, dated February    *
                      17, 2004 by and between Limelight Media and Cornell
                      Capital Partners, L.P.

10.9                  Registration Rights Agreement, dated February 17, 2004   *
                      by and between Limelight Media and Cornell Capital
                      Partners, L.P.

10.10                 Escrow Agreement, dated February 17, 2004 by and among   *
                      Limelight Media, Cornell Capital Partners, L.P. and
                      Butler Gonzalez, LP

10.11                 Placement Agent Agreement, dated February 17, 2004, by   *
                      and among Limelight Media, Cornell Capital Partners,
                      L.P. and Newbridge Securities Corporation

10.12                 Irrevocable Transfer Agent Instructions, dated           *
                      February 17, 2004 by and among Limelight Media,
                      Cornell Capital Partners, L.P. and First American
                      Stock Transfer

10.13                 Compensation Debenture, dated February 17, 2004          *

23.1                  Consent of L. L. Bradford & Company, LLC                 *

23.2                  Consent of Burton Bartlett and Glocovac                  (Included in Exhibit 5.1)

--------------


* Filed an an Exhibit to Registration Statement on Form SB-2 filed with the Commission on May 4, 2004.

** Filed as an Exhibit to Amendment No. 2 to Registration Statement on Form SB-2 filed with the Commission on August 11, 2004.

UNDERTAKINGS

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, on August 12, 2004.



                                       LIMELIGHT MEDIA GROUP, INC.

                                       By: /s/ David V. Lott
                                           -----------------------------------
                                       Name:  David V. Lott
                                       Title: Chief Executive Officer, President
                                              and Director


                                       By: /s/ John Fraier
                                           -----------------------------------
                                       Name:  John Fraier
                                       Title: Chief Financial Officer and
                                              Principal Accounting Officer

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                     TITLE                                                        DATE
---------                     -----                                                        ----


/s/ David V. Lott
-------------------------
David V. Lott                 Director, President and Chief Executive Officer              August 12, 2004

/s/ Ronald Ricciardi
-------------------------
Ronald Ricciardi              Director                                                     August 12, 2004



-------------------------
Peter Kertes                  Director                                                     August __, 2004


/s/ John Fraier
-------------------------
John Fraier                   Chief Financial Officer and Principal Accounting Officer     August 12, 2004
